                               SCHEDULE 14A
                              (RULE 14a-101)

                 INFORMATION REQUIRED IN PROXY STATEMENT
                         SCHEDULE 14a INFORMATION
       PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
             EXCHANGE ACT OF 1934 (AMENDMENT NO. ___________)

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/x/ Preliminary Proxy Statement

/ / Confidential, for Use of the Commission Only (as Permitted by Rule
    14a-6(e)(2))

/ / Definitive Proxy Statement

/ / Definitive Additional Materials

/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      RIGHTCHOICE MANAGED CARE, INC.
             ------------------------------------------------
             (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

  (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

     /x/ No fee required.

     / / Fee Computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth in the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

           [On Letterhead of RightCHOICE Managed Care, Inc.]

                              March 26, 1999

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of RightCHOICE Managed Care, Inc., to be held at the principal executive offices of the Company, located at 1831 Chestnut Street, St. Louis, Missouri, on Tuesday, May 11, 1999, commencing at 10:00 a.m., local time. The business to be conducted at the Annual Meeting is described in the attached Notice of Annual Meeting and Proxy Statement. In addition, there will be an opportunity to meet with members of senior management and review the business and operations of the Company.

     Your Board of Directors joins with me in urging you to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, however, please sign, date and return the enclosed proxy card promptly. A prepaid return envelope is provided for this purpose. You may revoke your proxy at any time before it is exercised and it will not be used if you attend the Annual Meeting and prefer to vote in person.

                              Very truly yours,



                              John A. O'Rourke
                              Chairman, President and
                              Chief Executive Officer

                   RIGHTCHOICE(R) MANAGED CARE, INC.
                          1831 CHESTNUT STREET
                     ST. LOUIS, MISSOURI 63103-2275

                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME              10:00 a.m. local time on Tuesday, May 11, 1999

PLACE             RightCHOICE Managed Care, Inc.
                  1831 Chestnut Street
                  St. Louis, Missouri 63103

ITEMS OF BUSINESS (1)  To elect Ronald G. Evens, M.D., John A.
                       O'Rourke and Roger B. Porter, Ph.D. to Class
                       II of the Company's Board of Directors to hold office for a three-year term expiring at the 2002 Annual Meeting of the Shareholders of RightCHOICE and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal;

                  (2)  To amend the Company's Articles of
                       Incorporation to set the number of directors of the Company at seven and to thereafter permit the number of directors of the Company to be fixed, from time to time, by or in the manner provided in the Bylaws of the Company (but in no event may there be fewer than three directors);

                  (3)  To consider and act upon approval of a
                       proposal to increase by 500,000 the total number of shares of RightCHOICE Class A Common Stock that may be issued under the 1994 Equity Incentive Plan; and

                  (4) To transact such other business as properly may come before the Annual Meeting and any postponement, continuation or adjournments thereof.

RECORD DATE       You are entitled to vote if you were a shareholder
                  at the close of business on March 22, 1999.

VOTING BY PROXY   All shareholders are cordially invited to attend
                  the Annual Meeting. Whether or not you intend to be present at the Annual Meeting, the Board of Directors of RightCHOICE requests you to promptly sign, date and return the enclosed proxy card. You may revoke your proxy at any time before it is exercised, and it will not be used if you attend the Annual Meeting and prefer to vote in person.
                  Your vote is important, and all shareholders are urged to be present at the Annual Meeting in person or by proxy.

                                  By Order of the Board of Directors


                                  Angela F. Braly
March 26, 1999                    Secretary

                  1999 ANNUAL MEETING OF SHAREHOLDERS

             NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

                           TABLE OF CONTENTS

INTRODUCTION                                                    1
   Proxies                                                      1
   Voting at the Meeting                                        1
   Solicitation of Proxies                                      2

ITEM NO. 1--ELECTION OF DIRECTORS                               2
   Nominees and Directors Continuing in Office                  3
   Vote Required                                                5
   Board Recommendation                                         5

COMPENSATION OF DIRECTORS                                       6

MEETINGS OF BOARD AND COMMITTEES                                7

ITEM NO. II--AMENDMENT TO ARTICLES OF INCORPORATION             8
   Proposed Amendment                                           8
   Reasons for Proposed Amendment                               8
   Vote Required                                                9
   Board Recommendation                                         9

ITEM NO. III--AMENDMENT TO THE 1994 EQUITY INCENTIVE PLAN      10
   General                                                     10
   Purpose                                                     10
   Eligible Participants                                       10
   Administration of Incentive Plan                            11
   Terms of Options                                            11
   Terms of Restricted Stock                                   12
   Shares Available for Awards                                 12
   Dilution or Enlargement                                     13
   Corporate Change                                            13
   Income Tax Consequences                                     14
   Amendment and Termination                                   16
   Assignment                                                  16
   Plan Benefits                                               16
   Vote Required                                               17
   Board Recommendation                                        17

EXECUTIVE COMPENSATION AND OTHER INFORMATION                   18
   Executive Compensation                                      18
   Option Grants                                               21
   Option/SAR Exercises and Holdings                           22
   Employment Agreements                                       22
   Executive Severance Agreements                              23


                                    i

   Officers' Severance Agreements                              23
   Pension Plans                                               24
   Equity Incentive Plan                                       25
   BCBSMo Supplemental Income Plan                             25

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF
  DIRECTORS                                                    25
   Compensation Policy                                         25
   Compensation Program and Components                         26
   Compensation Committee Interlocks and Insider
  Participation                                                28

COMPANY PERFORMANCE                                            28

OWNERSHIP OF RIGHTCHOICE CAPITAL STOCK                         29
   Ownership of Management                                     29
   Ownership of Certain Beneficial Owners                      31

CERTAIN TRANSACTIONS                                           32

INDEPENDENT AUDITORS                                           32

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE        33

OTHER BUSINESS AT THE MEETING                                  33

ANNUAL REPORT                                                  34

SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING                  34

EXHIBIT A--Current Text of Article VI Section 3               A-1

EXHIBIT B--Text of Proposed Amendment to Article VI
  Section 3                                                   B-1


                     RIGHTCHOICE MANAGED CARE, INC.
                          1831 CHESTNUT STREET
                     ST. LOUIS, MISSOURI 63103-2275

                         _____________________

                            PROXY STATEMENT
                         _____________________

                     ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD MAY 11, 1999

                         _____________________

                              INTRODUCTION


   This proxy statement ("Proxy Statement") is being furnished to the shareholders of RightCHOICE Managed Care, Inc., a Missouri corporation ("RightCHOICE" or the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders to be held on Tuesday, May 11, 1999, and at any postponement, continuation or adjournment thereof (the "Annual Meeting"). The Annual Meeting will commence at 10:00 a.m., local time, and will be held at the principal executive offices of the Company, located at 1831 Chestnut Street, St. Louis, Missouri 63103-2275.

   This Proxy Statement and the enclosed form of proxy were first mailed to the Company's shareholders on or about March 26, 1999.

PROXIES

   You are requested to complete, date and sign the enclosed form of proxy and promptly return it to the Company in the enclosed postage-prepaid envelope. Shares represented by a properly executed proxy will, unless such proxy previously has been revoked, be voted in accordance with the shareholder's instructions indicated on the proxy. If no instructions are indicated on the proxy, such shares will be voted (i) in favor of the election of the nominees for director named in this Proxy Statement; (ii) in favor of the proposed amendment to the Company's Articles of Incorporation as described in this Proxy Statement; and (iii) in favor of the proposed amendment to the RightCHOICE Managed Care, Inc. 1994 Equity Incentive Plan as described in this Proxy Statement; and (iv) as to any other matter that properly may be brought before the Annual Meeting, in accordance with the discretion and judgment of the appointed proxies. Any shareholder who has given a proxy to the Company may revoke such proxy at any time before it is exercised at the Annual Meeting by filing written notice of revocation with the Secretary of the Company, by executing and delivering to the Secretary of the Company a proxy bearing a later date or by appearing at the Annual Meeting and voting in person.

VOTING AT THE MEETING

   For purposes of voting on the proposals described herein, a quorum shall require the presence, in person or by proxy, of shareholders holding (i) a majority of the total number of outstanding shares of the Company's capital stock entitled to vote at the Annual Meeting; (ii) a majority of the total number of outstanding shares of the Company's Class
A Common Stock, par value $0.01 per share (the "Class A Common Stock"), entitled to vote at the Annual Meeting; and (iii) a majority of the total number of outstanding shares of the Company's Class B Common Stock, par value $0.01 per share (the "Class B Common Stock"), entitled to vote at the Annual Meeting. Only holders of record of shares of the Company's Class A Common Stock and shares of the Company's Class B Common Stock as of the close of business on March 22, 1999 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, 3,710,426 shares of the Company's Class A Common Stock and 14,962,500 shares of the Company's Class B Common Stock were outstanding and entitled to vote at the Annual Meeting. All of the outstanding shares of the Company's Class B Common Stock are owned by Blue Cross and Blue Shield of Missouri ("BCBSMo").
Each share of Class A Common Stock is entitled to one vote on each matter properly to come before the Annual Meeting. Each share of Class B Common Stock is entitled to 10 votes on each matter properly to come before the Annual Meeting. The shares of the Class A Common Stock and the shares of the Class B Common Stock will vote together as a single class on all matters referred to in this Proxy Statement. Shares of capital stock represented by a proxy that directs that the shares be voted to abstain or to withhold a vote on any matter will be counted to determine whether a quorum is present. Shares of capital stock as to which there is a "broker non-vote" also will be counted for quorum purposes. A broker non-vote occurs when a broker holding shares for a client in street name is not permitted to vote such shares because the broker has not received specific voting instructions from such client.

SOLICITATION OF PROXIES

   This solicitation of proxies for the Annual Meeting is being made by the Company's Board of Directors. The Company will bear all costs of such solicitation, including the cost of preparing and mailing this Proxy Statement and the enclosed form of proxy. After the initial mailing of this Proxy Statement, proxies may be solicited by mail, telephone, telegram, facsimile transmission or personally by directors, officers, employees or agents of the Company. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting materials to beneficial owners of shares held of record by them, and their reasonable out-of-pocket expenses, together with those of RightCHOICE's transfer agent, will be paid by RightCHOICE.


                           ITEM I

                   ELECTION OF DIRECTORS

   The Board of Directors of RightCHOICE is divided into three classes of directors, with the directors serving staggered terms of three years until their respective successors are duly elected and qualified or until their respective earlier resignation or removal. Edward C. Gomes, Jr., a Class II Director, resigned during 1998, which resulted in the Board of Directors having three directors in Class I, one director in Class II and three directors in Class III. In order to cause the number of directors in each Class to be as nearly equal in number as possible as required by the Company's Articles of Incorporation and applicable Missouri corporate law, the Board of Directors has reclassified John A. O'Rourke, with his consent, from Class III to Class II (thereby shortening his then-current term by one year) and has reclassified Roger B. Porter, Ph.D., with his consent, from Class I to Class II (thereby shortening his then-current term by two years). As a result of the reclassifications, the terms of Ronald
G. Evens, M.D., John A. O'Rourke and Roger B. Porter, Ph.D., the three current Class II directors expire at this Annual Meeting; the terms of Earle H. Harbison, Jr. and Gloria W. White, the two remaining current Class I directors, expire in 2000; and the terms of William H. T. Bush and Norman J. Tice, the two remaining current Class III directors, expire in 2001. The Board of Directors has determined not to immediately fill the vacancy resulting from the resignation of Mr. Gomes and instead has proposed as described in Item II below that the shareholders of the Company approve an amendment to the Articles of Incorporation fixing the number of directors of the Company at seven, subject to future increase or decrease as provided in the Bylaws of the Company.

   One of the purposes of the Annual Meeting is to elect three directors in Class II to serve for three-year terms expiring at the Annual Meeting of Shareholders of RightCHOICE to be held in 2002 and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal. The Board of Directors has nominated Ronald G. Evens, M.D., John A. O'Rourke and Roger B. Porter, Ph.D. as the three nominees proposed for election at the Annual Meeting. Unless authority to vote for the nominees or a particular nominee is withheld, it is intended that the shares represented by a properly executed proxy in the form enclosed will be voted for the election of the three nominees as directors. In the event that one or more of the nominees should become unavailable for election, it is intended that the shares represented by a properly executed proxy will be voted for the election of such substitute nominee or nominees as may be designated by the Board of Directors unless the authority to vote for the nominees or for the particular nominee who has ceased to be a candidate has been withheld.

NOMINEES AND DIRECTORS CONTINUING IN OFFICE

   The following table sets forth certain information with respect to each person nominated by the Board of Directors for election as a Class II director at the Annual Meeting and each director whose term of office will continue after the Annual Meeting.


     NAME                            AGE         PRESENT POSITION        DIRECTOR
     ----                            ---         WITH RIGHTCHOICE         SINCE
                                                 ----------------         -----

NOMINEES

CLASS II:  TERM TO EXPIRE IN 2002
     Ronald G. Evens, M.D.            59             Director              1994
     John A. O'Rourke<F1>             55    Chairman, President, Chief
                                          Executive Officer and Director   1997
     Roger B. Porter, Ph.D.<F1>       52             Director              1994

DIRECTORS CONTINUING IN OFFICE

CLASS III:  TERM TO EXPIRE IN 2000
     William H.T. Bush                60             Director              1994
     Norman J. Tice                   63             Director              1994

CLASS I: TERM TO EXPIRE IN 2001
     Earle H. Harbison, Jr.           70             Director              1994
     Gloria W. White                  64             Director              1994

___________________________________
<F1>  Mr. O'Rourke and Dr. Porter have been reclassified as Class II directors.


   The business experience of each of the directors of the Company during at least the last five years is as follows:

   RONALD G. EVENS, M.D., has served as a director of the Company since April 1994. He served on the BCBSMo Board of Directors from 1992 to 1994, as a member of the BCBSMo Executive Committee from 1993 to 1994 and as a member of BCBSMo's Medical Committee from 1986 to 1994. Since 1971, Dr. Evens has served as director of the Mallinckrodt Institute of Radiology and as Chairman of the department of radiology at Washington University School of Medicine, where he is the Mallinckrodt Professor of Radiology and a professor of medical economics at the Olin School of Business.
Dr. Evens also has served as radiologist-in-chief of Barnes Jewish Hospital and St. Louis Children's Hospital since 1971. He served as the President and Chief Executive Officer of St. Louis Children's Hospital from 1985 until 1988 and as Vice Chancellor for Financial Affairs of Washington University from 1988 until 1990. He currently serves on the Boards of Directors of HMO Missouri, Inc. ("BlueCHOICE"), and HealthLink, Inc., both wholly owned subsidiaries of the Company, Mallinckrodt Group Inc. and the American College of Radiology.
Dr. Evens is a graduate of Washington University, where he received his B.A. and M.D.

   JOHN A. O'ROURKE has served as a director and Chairman and Chief Executive Officer of the Company since February 1997 and as President of the Company since March 1997. Mr. O'Rourke also has served as a director and as President and Chief Executive Officer of BCBSMo since March 1997. He served as President and Chief Executive Officer of HealthLink, Inc. from January 1985 to February 1997. Prior to joining HealthLink, Inc., Mr. O'Rourke was a member of the Federal Senior Executive Service and served for approximately 15 years in the United States Department of Health and Human Services in several capacities, including Deputy Director of the Office of Health Maintenance Organizations, Deputy Director of the Office of Health Practice Assessment and Senior Policy Analyst in the Office of the Surgeon General. Prior to serving in the Department of Health and Human Services, Mr. O'Rourke was the Director of the Department of Economic Research for the American Medical Association. Mr. O'Rourke is a graduate of Saint Francis College, where he received his B.A. in economics and philosophy, and Brooklyn College, where he received his M.A. in economics.

   ROGER B. PORTER, PH.D., has served as a director of the Company since April 1994 and currently serves as Chairman of the Business Opportunities Committee. Since 1996, Dr. Porter has served as Director of Harvard University's Center for Business and Government, and since 1993, Dr. Porter has served as IBM Professor of Business and Government at the John F. Kennedy School of Government at Harvard University. From 1989 to 1993, Dr. Porter served as Assistant to the President of the United States for Economic and Domestic Policy. From 1985 to 1989,
Dr. Porter was Professor of Business and Government at Harvard University and Faculty Chairman of the Program for Senior Managers in Government. He currently serves on the Boards of Directors of Zions Bancorporation, National Life Insurance Company and Tenneco. Dr. Porter is a graduate of Brigham Young University, where he received his B.A., Oxford University, where he received his BPhil, and Harvard University, where he received his M.A. and Ph.D. Dr. Porter attended Oxford University as a Rhodes Scholar and as a Woodrow Wilson Fellow.

   WILLIAM H. T. BUSH has served as a director of the Company since April 1994 and as Chairman of the Audit Committee since 1994. He served on the BCBSMo Board of Directors from 1989 to 1994 and as Secretary of the BCBSMo Board of Directors from 1990 to 1994. Mr. Bush is the Chairman of Bush-O'Donnell & Company, Inc. of St. Louis, an investment management and financial advisory firm founded by Mr. Bush in 1986. Prior to 1986, Mr. Bush served as President and director of The Boatmen's National Bank of St. Louis. Mr. Bush currently serves on the Boards of Directors of Mississippi Valley Bancshares, Inc., Maritz Inc., D.T. Industries, Inc., INTRAV, Inc. and LMD-ABBETT Family of Mutual Funds. Mr. Bush is a graduate of Yale University, where he received his B.A.

   NORMAN J. TICE has served as a director since April 1994 and served as Vice Chairman of the Company from September 1995 to October 1997. He served as Chairman of the Company from April 1994 to August 1995. He has served on the BCBSMo Board of Directors from 1986 to July 1994 and since January 1996. He served as Chairman of the BCBSMo Board of Directors from 1990 to 1994 and has served in such capacity since January 1996. Mr. Tice is a financial services consultant. He retired from Boatmen's Bancshares, Inc. in May 1996 where he served in various senior management positions. He is a member of the Mastercard International, Inc. Global Board of Directors. He is also a director of General Credit Forms,

Inc. and a Commissioner for Bi-State Development Agency. Mr. Tice is a graduate of Washington University, where he received his B.S.B.A.

   EARLE H. HARBISON, JR. has served as a director of the Company since April 1994 and currently serves as Chairman of the Compensation Committee. Since September 1993, Mr. Harbison has served as Chairman of Harbison Corporation, a manufacturing company located in St. Louis.
From May 1986 until his retirement in September 1993, he served as President, Chief Operating Officer and director of Monsanto Company.
Mr. Harbison currently serves on the Boards of Directors of HealthLink, Inc., Merrill Lynch and Company, Inc., Angelica Corporation, National Life Insurance Co., Mutual of America, Washington University, Barnes Hospital, Automobile Club of Missouri and the National Law Center, George Washington University. Mr. Harbison is a graduate of Washington University, where he received his B.A., and George Washington University, where he received his J.D.

   GLORIA W. WHITE has served as a director of the Company since November 1994. She served on the Board of Directors of BCBSMo from 1986 to 1996 and as Chair of the BCBSMo Board of Directors from August 1994 to January 1996. Mrs. White has been Vice Chancellor Emerita of Washington University since June 1997 and has served in various other capacities at Washington University since 1967. She currently serves as Chair of the American Red Cross North Central Region. Mrs. White is also a member of the Boards of Directors of BlueCHOICE, Missouri Goodwill Industries, United Way of Greater St. Louis, the St. Louis Symphony, St. Louis Art Museum, the Mercantile Bank Trust Advisory Board, and Chairman, The Sheldon Foundation, Board of Trustees. Mrs. White also is a member of the Executive Committee of United Way of Greater St. Louis. She served as Director Emerita of the Caring Program for Children Board of Directors since January 1998, after having served on the Caring Program for Children's Board since 1987 and as its Chair from January 1996 to January 1998. Mrs. White is a graduate of Harris Teachers College (Harris-Stowe State College), where she received her B.A. in Education, and Washington University, where she received her M.A. in counseling and her L.L.M.

   There is no arrangement or understanding between any director and any other person pursuant to which such director was selected as a director.

VOTE REQUIRED

   Directors are elected by a plurality of the votes cast, in person or by proxy, by shareholders entitled to vote at the Annual Meeting for that purpose (in other words, the three nominees receiving the greatest number of votes cast will be elected directors). None of the holders of Class A Common Stock or Class B Common Stock are entitled to exercise cumulative voting in the election of directors. Although the presence of a quorum of the Company's Class A Common Stock is required to conduct business at the Annual Meeting, BCBSMo, as the holder of all of the outstanding shares of the Company's Class B Common Stock, will have the voting power to elect all of the directors.

   A shareholder entitled to vote in the election of directors may withhold authority to vote for all nominees for directors or may withhold authority to vote for certain nominees for directors. Votes withheld from one or more nominees will be excluded from the vote and will have no effect.

BOARD RECOMMENDATION

   THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION
OF RONALD G. EVENS, M.D., JOHN A. O'ROURKE AND ROGER B. PORTER, PH.D., AS DIRECTORS OF CLASS II.

COMPENSATION OF DIRECTORS

   DIRECTORS' FEES. Each of the Company's directors who is not otherwise an employee of the Company, its parent or subsidiaries (the "Non-Employee Directors") receives, in addition to reimbursement of reasonable out-of-pocket expenses incurred in conjunction with attending Board and committee meetings, an annual retainer of $13,000 plus $800 for each meeting of the Board attended. Each Non-Employee Director receives $700 for each separate committee meeting attended, with the exception of the Committee chair who receives $900 for each separate committee meeting attended. Each Non-Employee Director is also entitled to receive additional fees for attending lengthy meetings, based upon the duration of such meetings, although no such additional fees were paid to directors in 1998. Directors serving on the RightCHOICE Business Opportunities Committee also receive $275 per hour for any additional efforts expended on matters of the Committee outside of the meetings.

   DIRECTORS' STOCK OPTION PLAN. The Company has adopted the RightCHOICE Managed Care, Inc. Non-Employee Directors' Stock Option Plan (the "Directors' Stock Option Plan") to provide for the grant of options to Non-Employee Directors to purchase shares of the Company's Class A Common Stock. The purpose of the Directors' Stock Option Plan is to attract and retain qualified outside directors of the Company and to provide additional incentive for such directors to promote the success of the Company's business through sharing in the future growth of such business. Only Non-Employee Directors (currently six individuals) are eligible to participate in the Directors' Stock Option Plan. Annually, each Non-Employee Director is granted options to purchase 1,000 shares of the Company's Class A Common Stock. Each person who is elected for the first time as a Non-Employee Director is granted an option to purchase up to 1,000 shares of Class A Common Stock which is prorated based upon the number of months until the next annual grant. The aggregate number of shares of Class A Common Stock that may be issued pursuant to options granted under the Directors' Stock Option Plan is limited to 60,000 shares, subject to adjustment in the event of certain changes in the Company's capital structure. Options granted pursuant to the Directors' Stock Option Plan are transferable, without the receipt of consideration, to certain family members, family trusts and/or family partnerships of the Non-Employee Directors. The Directors' Stock Option Plan is administered by a committee (the "Directors' Plan Committee") designated by the Board of Directors of the Company and composed of members of the Board of Directors who are not otherwise eligible to be participants in the Directors' Plan. The exercise price at which shares of the Company's Class A Common Stock may be purchased under an option granted pursuant to the Directors' Stock Option Plan is equal to the fair market value of the Class A Common Stock on the date of grant. Currently, "fair market value" is determined by reference to the closing price of the Class A Common Stock on the New York Stock Exchange. The time at which an option becomes exercisable is fixed at the time the option is granted. Each option expires 10 years from the date of grant. In the event of a change in control of the Company, the time at which any outstanding options under the Directors' Stock Option Plan may be exercised may be accelerated and the exercise terms of the outstanding options may be adjusted among other alternative actions available to the Directors' Plan Committee.

   DIRECTORS' DEFERRED COMPENSATION PLAN. Non-Employee Directors may elect to participate in the RightCHOICE Managed Care, Inc. Non-Employee Directors' Nonqualified Deferred Compensation Plan pursuant to which the Non-Employee Directors may make an annual election to defer a portion or all of their directors' fees. The Plan originally provided that upon the termination of a director's services, the director will be entitled to receive a lump sum payment of the aggregate amount deferred plus a deemed interest amount compounded quarterly at a rate equal to the prime rate (determined quarterly) plus 1 percent. Effective February 1, 1998, directors may invest their deferred directors' fees in various mutual funds but no longer receive the deemed interest amount on their deferred directors' fees. Alternatively, a director's deferred compensation may be distributed in the form of shares of the Company's Class A Common Stock.

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

MEETINGS OF BOARD AND COMMITTEES

   During 1998, the Board of Directors of RightCHOICE held
13 meetings, including regularly scheduled and special meetings. All directors attended (including attendance by telephone conference) at least 75 percent of the meetings of the Board and of the committees on which they served that were held during 1998, except for Earle H. Harbison, Jr., who attended 69 percent of the meetings of the Board and of the committees on which he served that were held during 1998.

   Pursuant to RightCHOICE's Bylaws, the Board of Directors has established the following committees:

   Audit Committee.  The Audit Committee assists the Board of
Directors in fulfilling its responsibilities with respect to RightCHOICE's internal control structure and financial reporting practices by reviewing the audited financial information which is provided to the shareholders and others, the system of internal controls that management and the Board of Directors have established, and the internal and external audit processes. The Audit Committee is responsible for recommending the appointment of RightCHOICE's independent auditors and reviewing the terms of their engagement, reviewing RightCHOICE's policies and procedures with respect to internal auditing, corporate compliance, accounting and financial controls, and reviewing the scope and results of audits and any auditor recommendations. The current members of the Audit Committee are William H. T. Bush, Chairman; Roger B. Porter, Ph.D., and Gloria W. White. The Audit Committee met three times in 1998.

   Compensation Committee. The Compensation Committee has general responsibility for recommending to the Board of Directors the compensation and benefits of the Company's executive officers. The Compensation Committee also has the power and authority vested in the Board of Directors by any benefit plan of the Company. In addition, the Compensation Committee makes recommendations to the Board of Directors with regard to the compensation of the Board and its committees, other than the Compensation Committee. The current members of the Compensation Committee are Earle H. Harbison, Jr., Chairman; Ronald G. Evens, M.D., and Gloria W. White. The Compensation Committee met four times in 1998.

   Nominating Committee. In December 1998, the Nominating Committee was established for the purpose of making recommendations to the Board of Directors for nominations to the Board. The Nominating Committee consists of Ronald G. Evens, M.D., Chairman, William H.T. Bush, Earle H. Harbison, Jr., Roger B. Porter, Ph.D., and Gloria W. White. Although the Nominating Committee did not meet separately in 1998, by written consent it recommended to the Board of Directors the nomination of the three nominees for director to be elected at the Annual Meeting. The Nominating Committee has not yet determined whether it will consider nominees to the Board of Directors recommended by shareholders. Shareholders may, however, nominate candidates to the Board of Directors in accordance with the procedures set forth in the Company's Bylaws.

   In addition to the RightCHOICE Committees listed above, the Board of Directors also has established the Finance and Investment, IOS
Project Oversight, Joint Legal Affairs and RightCHOICE Business
Opportunities Committees.

                          ITEM II

           AMENDMENT TO ARTICLES OF INCORPORATION

   The Board of Directors has unanimously adopted a resolution setting forth a proposed amendment to the Company's Articles of Incorporation (the "Proposed Amendment") and has directed that the Proposed Amendment be submitted to a vote of the shareholders of the Company at the Annual Meeting.

PROPOSED AMENDMENT

   The Board of Directors has recommended that Article VI Section 3 of the Company's Articles of Incorporation be amended to set the number of directors of the Company at seven and to thereafter permit the number of directors of the Company to be fixed, from time to time, by or in the manner provided in the Bylaws of the Company (but in no event may there be fewer than three directors). The Board of Directors would continue, as described in Item I above, to be divided into three Classes as nearly equal in number as possible.

   The current text of Article VI Section 3 of the Company's Articles of Incorporation is attached as Exhibit A, and the text of the Proposed Amendment is attached as Exhibit B to this Proxy Statement. The summary of the Proposed Amendment set forth herein is qualified in its entirety by reference to Exhibits A and B hereto.

REASONS FOR PROPOSED AMENDMENT

   The Articles of Incorporation of the Company currently provide that the initial Board of Directors of the Company would be comprised of eight listed individuals. The Articles of Incorporation do not, however, expressly grant to the Board of Directors the authority and flexibility permitted to corporations under the Missouri corporate law to increase or decrease the number of directors without shareholder approval as may be provided in such corporation's bylaws. The reason for the Proposed Amendment is to expressly grant the Board of Directors the authority and flexibility permitted under the Missouri corporate law to determine the number of directors of the Company in the manner provided in the Bylaws of the Company.

   The Bylaws of the Company provide that the number of directors to constitute the Board of Directors will not be fewer than seven or more than 12 and grant the Board of Directors the power to fix or change the number of directors, within the minimum and maximum range, by resolution adopted by a majority of the whole Board of Directors. If the Proposed Amendment is approved by the Company's shareholders, the Board of Directors will be comprised of seven directors and the Board of Directors will have the authority to increase the number of directors from seven up to a maximum of 12 without any further shareholder action as provided in the current Bylaws of the Company. If the Proposed Amendment is not approved by the Company's shareholders, the number of directors will continue to be fixed at eight and may not be changed except by an amendment to the Articles of Incorporation approved by the Company's shareholders.

   As the Company's Articles of Incorporation grant the Board of Directors the authority, without shareholder action, to make, adopt, alter, amend or repeal the Bylaws of the Company by the vote of a majority of the whole Board of Directors, if the Proposed Amendment is approved by the Company's shareholders, the Board of Directors may later amend the Company's Bylaws without further shareholder action to increase to more than 12 the maximum number of directors and to decrease to no fewer than three the minimum number of directors. The shareholders of the Company may, however, amend the Company's Bylaws, notwithstanding any prior amendment to the Bylaws by the Board of Directors, to, among other things, change or otherwise fix the number of directors upon the affirmative vote of the holders of a majority of the outstanding shares of the Company's capital stock entitled to vote on such amendment voting together as a single class with each share of Class A Common Stock entitled to one vote per share and each share of Class B Common Stock entitled to ten votes per share.

   The Proposed Amendment is being proposed by the Board of Directors for reasons other than as an "anti-takeover" device. Directors of the Company are elected by a plurality of the votes cast as described under
Item I above. Because the Company's Articles of Incorporation do not provide for cumulative voting in the election of directors, a change in the number of directors generally should neither assist nor hinder shareholders in electing any particular nominee for director at any annual meeting or special meeting called for the election of directors. Moreover, since the holders of the shares of Class A Common Stock and Class B Common Stock vote together as a single class in the election of directors, BCBSMo, as the current holder of all of the shares of Class B Common Stock, currently has the voting power to elect all of the directors of the Company.

   The Board of Directors believes that the approval of the Proposed Amendment is in the best interests of the Company and its shareholders.

VOTE REQUIRED

   Approval of the Proposed Amendment requires the affirmative vote of the holders of a majority of the issued and outstanding shares of the Company's capital stock entitled to vote at the Annual Meeting voting together as a single class. Although the presence of a quorum of the Company's Class A Common Stock is required to conduct business at the Annual Meeting, BCBSMo, as the holder of all of the outstanding shares of the Company's Class B Common Stock, will have the voting power to approve the Proposed Amendment. If approved, the Proposed Amendment will become effective upon the requisite filing of the Proposed Amendment with the Missouri Secretary of State's Office pursuant to Missouri corporate law.

   Abstentions from voting on the Proposed Amendment and broker non-votes will have the effect of a vote against the Proposed Amendment because the affirmative vote of the holders of a majority of the issued and outstanding shares of the Company's capital stock entitled to vote at the Annual Meeting voting together as a single class is required to approve the Proposed Amendment. Unless otherwise specified, a properly executed proxy in the form enclosed, that does not designate the manner in which the proxy should be voted, will be voted "FOR" the Proposed Amendment.

BOARD RECOMMENDATION

   THE BOARD OF DIRECTORS OF THE COMPANY HAS APPROVED THE PROPOSED AMENDMENT TO ARTICLE VI SECTION 3 OF THE COMPANY'S ARTICLES OF
INCORPORATION AND RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE FOR THE PROPOSED AMENDMENT.

                          ITEM III

                      AMENDMENT TO THE
                 1994 EQUITY INCENTIVE PLAN

GENERAL

   In July 1994, the Company's shareholders approved the RightCHOICE Managed Care, Inc. 1994 Equity Incentive Plan (the "Incentive
Plan"). The Incentive Plan is sponsored by the Company for key employees of the Company and its subsidiaries and provides for the granting of (a) options to purchase shares of the Company's Class A Common Stock which qualify as "incentive stock options" ("Incentive Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), (b) options to purchase shares of the Company's Class A Common Stock which do not qualify as Incentive Options ("Nonqualified Options"), and (c) awards of the Company's Class A Common Stock ("Restricted Stock").

   An amendment to the Incentive Plan that expanded the category of persons eligible to receive awards under the Incentive Plan was adopted by the Board of Directors of the Company on March 27, 1995, and approved by the Company's shareholders on May 9, 1995. An amendment to the Incentive Plan that increased the total number of shares of Class A Common Stock of the Company that may be issued pursuant to Awards (as defined below) granted under the Incentive Plan by 500,000 to 1,000,000 shares was adopted by the Board of Directors of the Company on February 26, 1996, and approved by the Company's shareholders on May 14, 1996.

   At the Annual Meeting, shareholders are being asked to consider and vote upon an amendment to the Incentive Plan to increase the total number of shares of Class A Common Stock of the Company that may be issued pursuant to Awards (as defined below) granted under the Incentive Plan by an additional 500,000 shares to 1,500,000 shares. A summary of the material features of the Incentive Plan is set forth below.

PURPOSE

   The purpose of the Incentive Plan is to assist the Company in attracting, retaining and motivating officers and other key employees (including employees of the Company's parent, BCBSMo, at the level of executive vice president and above). Accordingly, the Incentive Plan exists to secure for the Company and its shareholders the benefits of the incentive inherent in stock ownership by officers and other key employees of the Company and its subsidiaries through the granting of Incentive Options, Nonqualified Options, Restricted Stock, or any combination thereof ("Awards"), as is best suited to the circumstances of the particular officer or employee.

ELIGIBLE PARTICIPANTS

   Awards may be made pursuant to the Incentive Plan only to individuals who, at the time of grant, are employees of the Company or any of its subsidiaries, at the level of vice president and above, employees of the Company's parent, BCBSMo, at the level of executive vice president and above, and any other employees of the Company specifically designated by the Compensation Committee. Persons to whom Awards may be granted under the Incentive Plan will be those employees of RightCHOICE and its subsidiaries (and of BCBSMo) selected from time to time by the Compensation Committee. Such persons will be selected after taking into account factors such as the nature of the services rendered by the employees, their present and potential contributions to the success of the Company or any of its subsidiaries, and such other factors as the Compensation Committee in its discretion deems relevant.

   No Incentive Option may be granted under the Incentive Plan to any person who, at the time the Incentive Option would otherwise be granted, owns (either directly or by application of the rules contained in Section 424(d) of the Code, stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, its parent or its subsidiaries. Such stock ownership limitation will not apply, however, if at the time the Incentive Option is granted (i) the option exercise price is at least 110 percent of the fair market value of the shares of the Class A Common Stock subject to the Incentive Option, and (ii) such Incentive Option will expire by its terms no later than five years from the date on which it is granted.

   The aggregate fair market value of shares of Class A Common Stock for which any person may be granted options under the Incentive Plan in any calendar year has no limit. With respect to the grant of Incentive Options, however, the aggregate fair market value (determined at the time the Incentive Options are granted) of shares of Class A Common Stock with respect to which Incentive Options are exercisable for the first time by such person during any calendar year under the Incentive Plan (and under any other incentive stock option plan of the Company, its parent or its subsidiaries) cannot exceed $100,000. To the extent such fair market value exceeds $100,000 during any calendar year, options becoming first exercisable during a calendar year on stock with a fair market value in excess of $100,000 are treated as Nonqualified Options.

   There currently are approximately 161 persons eligible to participate in the Incentive Plan. Of the options granted under the Incentive Plan as of March __, 1999, 971,480 options were currently outstanding and 417,886 were exercisable with exercise prices ranging from $9.5625 to $18 per share. No Incentive Options or Restricted Stock awards have been granted pursuant to the Incentive Plan.

ADMINISTRATION OF INCENTIVE PLAN

   The Incentive Plan is administered by the Compensation Committee, which currently consists of Messrs. Evens and Harbison, Jr. and Mrs. White. None of the members of the Compensation Committee are eligible to receive Awards under the Incentive Plan. The Compensation Committee is authorized, among other things, to construe and interpret the Incentive Plan and the respective agreements executed thereunder, to prescribe such rules and regulations relating to the Incentive Plan as it may deem advisable to carry out the Incentive Plan, to determine the terms, restrictions and provisions of each Award, and to make all other determinations necessary or advisable for administering the Incentive Plan. Subject to the terms, conditions and provisions of the Incentive Plan, the Compensation Committee has exclusive authority to (i) select the persons to whom Awards will be granted, (ii) determine the number of shares of Class A Common Stock that may be issued under each Award,
(iii) determine the time or times when Awards will be granted, and (iv) determine whether Awards made in the form of stock options are Incentive Options or Nonqualified Options.

TERMS OF OPTIONS

   The Compensation Committee is authorized to establish the terms that will govern each option granted under the Incentive Plan, including the period during which each option may be exercised, provided that such terms are consistent with the terms, provisions and conditions of the Incentive Plan. The exact terms established with respect to any grant of an option under the Incentive Plan will be contained within a written option agreement. Each option agreement with respect to options granted under the Incentive Plan will provide that the option may not be exercised earlier than six months from the date of grant and will specify the effect of termination of employment on the exercisability of the option. The Compensation Committee may prescribe in the option agreement that an option may be exercised as to all or part of the shares subject to the option only after the occurrence of certain events or the passage of specified periods of time, or both. In the event of a "Corporate Change" (as defined below), the Compensation Committee may, among other things, accelerate the time at which any of the outstanding options under the Incentive Plan may be exercised by the optionee. There is no obligation to grant any two Award of options on the same terms.

   No consideration is paid to the Company by any person in exchange for the grant of an option under the Incentive Plan. The exercise price at which shares of Class A Common Stock may be purchased under an option granted pursuant to the Incentive Plan will be determined by the Compensation Committee and specified in the option agreement. With respect to Incentive Options, in no event will the exercise price be less than the fair market value of the shares of Class A Common Stock subject to the option on the date that the option is granted. The fair market value of shares of Class A Common Stock for purposes of the Incentive Plan currently would be determined by reference to the closing price of Class A Common Stock on the New York Stock Exchange as of the specified date. In the event of a change in the Company's capital structure, the exercise price and number of shares subject to outstanding options would be subject to adjustment as described below under the heading "Dilution or Enlargement." An option agreement relating to options under the Incentive Plan may provide that payment for shares issued upon the exercise of an option may be made in cash or in other shares of Class A Common Stock.

TERMS OF RESTRICTED STOCK

   The Compensation Committee is authorized to award Restricted Stock to eligible participants under the Incentive Plan. At the time an Award of Restricted Stock is made, the Compensation Committee will determine the restrictions applicable to such Restricted Stock and the period of time during which such restrictions are applicable (the "Restriction Period"). There is no obligation to grant any two Awards of Restricted Stock on the same terms.

   Shares of Class A Common Stock awarded pursuant to an Award of Restricted Stock will be represented by certificates issued in the name of the holder of the Award or, at the Company's option, in the name of a nominee of the Company. The holder of Restricted Stock has the right during the Restriction Period to receive dividends, to vote the shares of Class A Common Stock subject thereto, and to enjoy all other shareholder rights with respect thereto except that: (i) the Company will retain possession of the stock certificates representing the Restricted Stock until the expiration of the restricted period; (ii) the holder may not sell, transfer, pledge, exchange, or otherwise dispose of the shares during the restricted period; and (iii) the holder will forfeit all rights to the Restricted Stock in the event of a breach of the terms and conditions established by the Compensation Committee with respect to the Restricted Stock Award. The Compensation Committee may, in its discretion, prescribe additional terms, conditions or restrictions applicable to an Award of Restricted Stock, including rules pertaining to the termination of employment of a Restricted Stock holder prior to the expiration of the Restriction Period.

   No consideration is paid to the Company by any person in exchange for the Award of Restricted Stock, except as otherwise required by law. The Compensation Committee may, in its discretion, charge the holder an amount in cash not to exceed the par value of the Class A Common Stock issued under the Incentive Plan to such holder. In the event of a change in the Company's capital structure, an Award of Restricted Stock may be subject to adjustment as described below under the heading "Dilution or Enlargement."

SHARES AVAILABLE FOR AWARDS

   The aggregate number of shares of Class A Common Stock of the
Company that may be issued pursuant to Awards granted under the Incentive Plan currently is limited to 1,000,000 shares, subject to increase or decrease in the event of certain changes in the Company's capital structure as described more fully under the heading "Dilution or Enlargement." If the proposed amendment to the Incentive Plan is approved by the shareholders of RightCHOICE, the aggregate number of shares of Class A Common Stock of the Company that may be issued pursuant to Awards granted under the Incentive Plan will be increased by 500,000 shares to 1,500,000 shares, subject to increase or decrease in the event of certain changes in the Company's capital structure. The aggregate number of shares that may be issued to any person under the Incentive Plan is limited to 20 percent of the number of shares authorized to be issued under the Incentive Plan. The shares of Class A Common Stock to be delivered with respect to Awards granted under the Incentive Plan will be made available from either the Company's authorized but unissued shares of Class A Common Stock or any treasury shares. The per share market value of the Class A Common Stock on March ___, 1999, computed by reference to the closing sale price of the Class A Common Stock as reported on the New York Stock Exchange, was
$______.   The Company currently intends to cause the issuance of all additional shares of Class A Common Stock underlying Awards that may be issued in the future if the proposed amendment to the Incentive Plan is approved to be registered on Form S-8 under the Securities Act of 1933, as amended, and any applicable state securities laws.

DILUTION OR ENLARGEMENT

   In the event that there is any change in the capital structure of the Company, including a change resulting from a stock dividend, stock split, recapitalization, reorganization, merger, consolidation, combination or exchange, all Awards and agreements evidencing such Awards will be subject to adjustment by the Compensation Committee in its discretion with respect to the number and price of shares of Class A Common Stock or other consideration subject to such Awards. In the event that the Company effects a subdivision or consolidation of shares of Class A Common Stock or a stock dividend on Class A Common Stock without receipt of consideration by the Company, the aggregate number of shares of Class A Common Stock subject to the Incentive Plan or to a Restricted Stock Award or option under the Incentive Plan which remain unexercised will be subject to increase or decrease in order to prevent dilution or enlargement. The option exercise price also will be adjusted upon the occurrence of any of such events so that there will be no change in the aggregate option exercise price payable upon the exercise of the option. In the event the Company effects any other recapitalization or change in its capital structure, a person's exercise of an option under the Incentive Plan will entitle the person to receive the same consideration as the person would have been entitled to receive in the recapitalization had the option been exercised immediately prior thereto.

CORPORATE CHANGE

   In the event of a "Corporate Change," the Compensation Committee, in its sole discretion, may effect one or more of the following alternatives with respect to options under the Incentive Plan: (i) accelerate the time at which outstanding options under the Incentive Plan are exercisable; (ii) require selected optionees to surrender to the Company for cancellation some or all of the outstanding options under the Incentive Plan in exchange for a cash payment equal to the excess, if any, of the value to be received for shares of Class A Common Stock in the Corporate Change over the exercise price under options for such shares; (iii) make such adjustments to options under the Incentive Plan as the Compensation Committee, in its sole discretion, determines to be appropriate to reflect such Corporate Change; or (iv) provide that outstanding options will be exercisable for such consideration as the optionee would have been entitled to receive in the Corporate Change had the option been exercised immediately prior to such time. With respect to any Awards of Restricted Stock outstanding at the time of a Corporate Change, the Compensation Committee may, in its sole discretion, provide
(i) for full vesting of all Class A Common Stock awarded to persons pursuant to such Restricted Stock as of the date of such Corporate Change, and (ii) that all restrictions applicable to such Restricted Stock will terminate as of such date.

   A "Corporate Change" generally is defined to take place upon the occurrence of: (a) certain mergers, consolidations or other reorganizations of the Company involving the conversion or exchange of the outstanding Class A Common Stock; (b) the sale, lease or exchange of all or substantially all of the Company's assets; (c) the adoption by the Company's shareholders of a plan of liquidation or dissolution; (d) the acquisition by any person, entity or group of more than 30 percent of the combined voting power of the

Company's outstanding capital stock; or (e) the replacement of a majority of the incumbent directors of the Company as a result of a contested election of directors.

INCOME TAX CONSEQUENCES

   The following is a brief discussion of the federal income tax consequences of transactions under the Incentive Plan based on the Code. The Incentive Plan is not qualified under Section 401(a) of the Code. The following discussion is not intended to be exhaustive and does not describe state, local or foreign tax consequences.

   Incentive Options. No taxable income is realized by the optionee with respect to the grant of an Incentive Option. If shares of Class A Common Stock are issued to an optionee pursuant to the exercise of an Incentive Option, and if no disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares of Class A Common Stock to such optionee pursuant to exercise of such Incentive Option, then (1) upon sale of such shares of Class A Common Stock, any amount realized in excess of the exercise price will be taxed to such optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, assuming such shares are held as capital assets, and (2) no deduction will be allowed to the Company for federal income tax purposes.

   If the shares of Class A Common Stock acquired upon the exercise of an Incentive Option are disposed of prior to the expiration of either holding period described above, generally (1) the optionee will realize ordinary income, in the year of disposition, in an amount equal to the excess (if any) of the fair market value of such shares of Class A Common Stock at exercise (or, if less, the amount realized on the disposition of such shares of Class A Common Stock) over the exercise price paid for such shares of Class A Common Stock, and (2) the Company will be entitled to deduct for federal income tax purposes the amount included as ordinary income by the optionee, subject to applicable income tax withholding requirements and the limitations imposed by the Code on the deduction of such amounts. Any further gain (or loss) realized by the optionee will be taxed as short-term or long-term capital gain (or loss), as the case may be, assuming that the shares are held as capital assets.

   Subject to certain exceptions for disability or death, if an Incentive Option is exercised more than three months following termination of employment, the exercise of the option will generally be taxed as the exercise of a Nonqualified Option.

   The employer is not generally entitled to a deduction with respect to the grant or exercise of an Incentive Option or with respect to the sale of stock received pursuant to such exercise except, as explained above, in connection with certain dispositions of stock received pursuant to the exercise of an Incentive Option prior to the expiration of one year from the date of exercise or two years from the date of grant, and except for certain exercises more than three months after termination of employment.

   The exercise of an Incentive Option may give rise to an increase in alternative minimum taxable income that could result in alternative minimum tax liability for the optionee, unless the optionee engages, within the same year of exercise, in a disqualifying disposition of the shares of Class A Common Stock received upon exercise. In substance, a taxpayer is required to pay the higher of his or her alternative minimum tax liability or his or her "regular" income tax liability. As a result, a taxpayer has to determine his or her potential liability under the alternative minimum tax.

   In general, for purposes of determining the optionee's alternative minimum taxable income, the exercise of an Incentive Option will be treated essentially as if it were the exercise of a Nonqualified
Option. As a result, the rules of Section 83 of the Code relating to transfers of property, including restricted property, will apply in determining the optionee's alternative minimum taxable income. Consequently, in general, an optionee exercising an Incentive Option with respect to unrestricted shares of Class A Common Stock will have income, for purposes of determining the optionee's alternative minimum tax, in an amount equal to the difference between the exercise price for the shares of Class A Common Stock and the fair market value of the shares of Class A Common Stock on the date of exercise. Special rules apply, however, for purposes of determining the alternative minimum taxable income of a "corporate insider" with respect to the exercise of an Incentive Option.

   Nonqualified Options. Except as noted below for corporate insiders (directors, officers and beneficial owners of 10 percent or more of the Company's capital stock), with respect to Nonqualified
Options: (1) no income is realized by the optionee at the time the option is granted; (2) generally, at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the exercise price paid for the shares and the fair market value of the shares of Class A Common Stock, if unrestricted, on the date of exercise; and (3) upon sale of the shares acquired, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the shares of Class A Common Stock have been held, and assuming the shares were held as capital assets.

   Insiders (as with non-insiders), generally will be taxed immediately upon the exercise of a Nonqualified Option. Insiders, however, are subject to special rules with respect to options that are exercised within six months from the date of grant or at a time when the exercise price exceeds the fair market value of the stock (i.e., "out-of-the-money options").

   The employer is generally entitled to an income tax deduction with respect to the exercise of a Nonqualified Option equal to the amount included as ordinary income by the optionee for the Company's taxable year in which (or with which) ends the taxable year of the optionee wherein the amount is included in the optionee's income, subject to applicable income tax withholding requirements and the limitations imposed by the Code upon the deduction of such amounts.

   Restricted Stock. A recipient of Restricted Stock generally will be subject to tax at ordinary income rates on the fair market value of the stock at the time the stock is either transferable or is no longer subject to forfeiture, less any amount paid for such stock. The Company is entitled to a corresponding tax deduction for the amount of ordinary income recognized by the recipient at the time the recipient includes the amount in the recipient's income. A recipient, however, who so elects under Section 83(b) of the Code will realize ordinary income on the date of issuance equal to the fair market value of the shares of Restricted Stock at that time (generally determined as if the shares were unrestricted and could be sold immediately), less any amount paid for such stock. If the shares subject to such election are forfeited, the recipient generally will not be entitled to any deduction, refund or loss for tax purposes with respect to the forfeited shares. Upon sale of the shares after the forfeiture period has expired, the appreciation or depreciation since the shares became transferable or free from risk of forfeiture (or, if a Section 83(b) election was made, since the shares were issued) will be treated as long-term or short-term capital gain or loss, assuming the shares are held as capital assets. The holding period to determine whether the recipient has long-term or short-term capital gain or loss begins when the restriction period expires (or upon earlier issuance of the shares, if the recipient elected immediate recognition of income under Section 83(b)). If Restricted Stock is received in connection with another award under the Incentive Plan (for example, upon exercise of an option), the income and the deduction, if any, associated with such award may be deferred in accordance with the rules described above for Restricted Stock. A recipient of Restricted Stock should consult with his or her personal tax advisor as to the manner of making, and consequences of, an election under Section 83(b) of the Code.

AMENDMENT AND TERMINATION

   Subject to the ability of the Board of Directors to terminate the Incentive Plan as described below, the Incentive Plan will remain in effect until all options granted thereunder have been exercised or have expired by reason of lapse of time and all restrictions imposed upon Awards of Restricted Stock have lapsed. No Awards may be granted under the Incentive Plan after July 25, 2004.

   The Board of Directors may amend, alter or terminate the Incentive Plan, except that it cannot, without approval of the shareholders of the Company, amend the Incentive Plan in a manner that requires shareholder approval. No change in any Award previously granted may be made that would impair the rights of the holders of such Award without the consent of such holder.

ASSIGNMENT

   Incentive Options and Restricted Stock granted pursuant to the Incentive Plan will not be transferable or assignable by the Incentive Plan participant other than by will or the laws of descent and distribution, and during the lifetime of the participant the Incentive Options and Restricted Stock will be exercisable only by the participant and his or her guardian or other legal representative.

   Nonqualified Options granted pursuant to the Incentive Plan will be transferable, without the payment of consideration, to revocable trusts for the benefit of immediate family members of the optionee which qualify as grantor trusts for federal income tax purposes, to immediate family members, and to partnerships whose only partners are immediate family members of the optionee.

PLAN BENEFITS

   The approval by the shareholders of RightCHOICE of the proposed amendment to the Incentive Plan to increase the number of shares of RightCHOICE Class A Common Stock that may be issued under the Incentive Plan will have no effect upon the allocation of benefits under the Incentive Plan to the persons currently eligible to participate in the Incentive Plan. The following table sets forth the Incentive Plan benefits, as of the Record Date, that have been received by or allocated to each of the Named Executives identified below under "Executive Compensation and Other Information," all current executive officers as a group, and all non-executive officer and manager employees (including all current officers who are not executive officers) as a group. The number and dollar value of Awards that will be provided under the Incentive Plan in the future is not determinable. The directors of the Company who are not also executive officers of the Company are not eligible to participate in the Incentive Plan.

                            AMENDED PLAN BENEFITS

                                                                Incentive Plan
                                                                --------------
                                                                                   Number
                                                                                  of Shares
                                                      Dollar                     Underlying
Name and Position                                  Value ($)<F1>                   Options
-----------------                                  -------------                   -------
John A. O'Rourke                                                                    93,397
Sandra A. Van Trease                                                                78,966
Herbert B. Schneiderman                                                             63,685
Edward J. Tenholder                                                                 99,962
Michael Fulk                                                                        36,345

Executive Group (including Named Executives)                                       521,747
Non-Executive Officer & Manager Employee Group                                     449,773

  Total                                                                            971,480

<F1> As of March ___, 1999, the last reported sale price of the
     Company's Class A Common Stock on the New York Stock Exchange was $______ per share. Value is calculated by determining the difference between the per share option exercise price and $______, multiplied by the number of shares of Class A Common Stock underlying the options.


VOTE REQUIRED

   Approval of the proposed amendment to increase the total number of shares of Class A Common Stock of the Company that may be issued pursuant to Awards granted under the Incentive Plan by an additional 500,000 shares requires the affirmative vote of the holders of a majority of the issued and outstanding shares of the Company's capital stock represented in person or by proxy and entitled to vote at the Annual Meeting voting together as a single class. Although the presence of a quorum of the Company's Class A Common Stock is required to conduct business at the Annual Meeting, BCBSMo, as the holder of all of the outstanding shares of the Company's Class B Common Stock, will have the voting power to approve the proposed amendment to the Incentive Plan. Abstentions from voting on the proposal and broker non-votes will have the effect of a vote against the proposal because the affirmative vote of the holders of a majority of the issued and outstanding shares of the Company's capital stock represented in person or by proxy and entitled to vote at the Annual Meeting voting together as a single class is required to approve the proposed amendment. Unless otherwise specified, a properly executed proxy in the form enclosed, that does not designate the manner in which the proxy should be voted, will be voted "FOR" the amendment to the Incentive Plan.

BOARD RECOMMENDATION

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE
PROPOSED AMENDMENT TO THE INCENTIVE PLAN TO INCREASE IN THE NUMBER OF SHARES OF RIGHTCHOICE CLASS A COMMON STOCK THAT MAY BE ISSUED UNDER THE INCENTIVE PLAN.

                    EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION

   The following table summarizes for the years ended December 31, 1998, 1997 and 1996, respectively, all of the compensation paid by the Company (including amounts fully reimbursed to the Company by BCBSMo pursuant to an administrative services agreement (the "Administrative Services Agreement") discussed in further detail herein) to the five most highly compensated executive officers of the Company, including the Company's Chief Executive Officer (collectively, the "Named Executives"):

                                          SUMMARY COMPENSATION TABLE

                                         Annual Compensation             Long-Term Compensation
                                    ---------------------------------------------------------------
                                                                            Awards         Payouts
                                                                    -------------------------------
                               Year Salary<F1> Bonus<F2>    Other    Restricted Securities  LTIP    All Other
      Name and                         ($)        ($)      Annual       Stock     Under-   Payouts   Compen-
      Principal                                            Compen-    Award(s)    Lying      ($)    sation<F4>
      Position                                             sation        ($)     Options/              ($)
                                                             ($)                 SARs<F3>
                                                                                   (#)
-----------------------------------------------------------------------------------------------------------------
John A. O'Rourke<F5>           1998  $375,000  $228,552    $     0     $    0     34,080   $    0    $ 53,784
Chairman, President,           1997  $322,365  $114,309    $     0     $    0     24,010   $    0    $583,046<F6>
Chief Executive Officer and
Director
-----------------------------------------------------------------------------------------------------------------
Sandra A. Van Trease<F7>       1998  $258,333  $156,195    $     0     $    0     20,292   $    0    $ 19,552
Senior Executive Vice          1997  $208,750  $      0    $     0     $    0     12,926   $    0    $ 13,397
President, Chief Operating     1996  $170,000  $      0    $25,000     $    0     20,335   $    0    $ 13,016
Officer and Chief Financial
Officer
-----------------------------------------------------------------------------------------------------------------
Herbert B. Schneiderman        1998  $190,000   $83,028    $     0     $    0     11,048   $    0    $ 13,941
Senior Vice President          1997  $190,000   $     0    $     0     $    0     12,215   $    0    $ 13,892
Medical Delivery Systems       1996  $190,000   $     0    $     0     $    0     31,003   $    0    $ 11,561
-----------------------------------------------------------------------------------------------------------------
Edward J. Tenholder<F8>        1998  $250,000  $173,250    $     0     $    0     20,292   $    0    $ 26,194
Executive Vice President &     1997  $220,000  $ 41,250    $     0     $    0     15,704   $    0    $ 21,691
Chief Operating Officer of     1996  $210,000  $      0    $     0     $    0     26,503   $    0    $ 18,807
BCBSMo
-----------------------------------------------------------------------------------------------------------------
Michael Fulk<F9>               1998  $205,000   $91,193    $30,000     $    0     24,730   $    0     $13,200
Senior Vice President and
Chief Marketing Officer
-----------------------------------------------------------------------------------------------------------------

__________________________

<F1>  As a general matter, includes, where applicable, amounts electively deferred by each Named Executive under the Company's tax-favored savings program (the "401(k) Plan") and under the Company's executive deferred compensation plan (the "Deferred Compensation Plan"). The 401(k) Plan enables participants to voluntarily reduce their salary from the Company up to the lesser of 15 percent of compensation or the maximum dollar amount allowed under the Code. The Company matches 60 percent of such contributions up to 5 percent of a participant's compensation.
      The Company's matching contribution vests over a period of years and is 100 percent vested after five years of service. The Deferred Compensation Plan permits additional elective deferrals and additional matching contributions and restores benefits that cannot be contributed to and provided by the Company because of limits imposed by the Code.


                                    18

<F2>  The amount of bonus reported in the table for Mr. O'Rourke and
      Mr. Tenholder consists of compensation paid under the BCBSMo Management Incentive Plan (the "MIP") based upon BCBSMo's overall corporate financial performance as measured by BCBSMo's operating profit/loss excluding investment income, extraordinary income/expense and taxes on income, and attaining certain individual performance goals. Of the amounts reported in this column of the table for Mr. O'Rourke, 61 percent of the amount paid for 1998, and 100 percent of the amount paid for 1997 was paid under the MIP. Of such amounts for Mr. Tenholder, 100 percent of the amounts for 1998 and 1997 were paid under the MIP. Such amounts were paid to Mr. O'Rourke and Mr. Tenholder by the Company but were fully reimbursed to the Company by BCBSMo. Otherwise, as discussed further herein, the amount of bonus reported in the table consists of compensation paid under the Alliance Blue Cross Blue Shield Incentive Plan (the "AIP"). As discussed in greater detail herein, in 1998, the AIP and MIP are based upon the higher of the participants' base salary and prior to that, based upon the salary range midpoint. The AIP is payable upon the achievement of a pre-defined annual corporate operational target -- net income less extraordinary charges such as relocation expenses. The Company's pre-defined annual corporate target was not met in 1997, and, therefore, the Company did not pay a bonus to the Named Executives under the AIP in 1997. In 1998, the Company's pre-defined annual corporate target was met, and, therefore, the Company paid a bonus to the Named Executives under the AIP.

<F3>  The Company has not granted any stock appreciation rights.

<F4>  Includes (a) RightCHOICE, and where applicable, BCBSMo, reimbursed matching contributions that accrued during the year ended
      December 31, 1998, 1997 and 1996, respectively, for the accounts of the Named Executives under the 401(k) Plan and the Deferred Compensation Plan, (b) the value of term life insurance assigned to the Named Executives under split dollar universal life insurance policies owned by the Company, attributable to both the Company and BCBSMo, (c) earnings on amounts deferred under the Deferred Compensation Plan for the Named Executives, attributable to both the Company and BCBSMo, and (d) an automobile lease arrangement or car allowance for the Named Executives, attributable to both the Company and BCBSMo. RightCHOICE and BCBSMo matching contributions that accrued under the 401(k) Plan and the Deferred Compensation Plan for 1998, 1997 and 1996 were $17,968 and $6,681 for 1998 and 1997, respectively, for Mr. O'Rourke; $9,425, $4,800 and $4,500, respectively, for Ms. Van Trease; $4,800, $4,800 and $2,612; respectively, for
      Mr. Schneiderman; $10,425, $8,251 and $9,001, respectively, for Mr. Tenholder; and $4,800 for 1998 for Mr. Fulk. The value of the term life insurance attributable to the Company and BCBSMo for 1998, 1997 and 1996 was $1,662 and $1,144 for 1998 and 1997,
      respectively, for Mr. O'Rourke; $198, $197 and $116, respectively, for Ms. Van Trease; $741, $692 and $549, respectively, for
      Mr. Schneiderman; $498, $465 and $438, respectively, for
      Mr. Tenholder; and $0 for 1998 for Mr. Fulk. Earnings on amounts deferred under the Deferred Compensation Plan attributable to the Company and BCBSMo for 1998, 1997 and 1996 were $31,704, $1,162 and $0, respectively, for Mr. O'Rourke; $1,529, $0 and $0, respectively, for Ms. Van Trease; $0, $0, and $0, respectively, for Mr. Schneiderman; $6,871, $4,576 and $4,504, respectively, for
      Mr. Tenholder; and $0 for 1998 for Mr. Fulk.   The value of the
      automobile lease arrangements or car allowances attributable to the Company and BCBSMo for 1998, 1997 and 1996 was $2,450 and $2,450 for 1998 and 1997, respectively, for Mr. O'Rourke; $8,400, $8,400 and $8,400, respectively, for Ms. Van Trease; $8,400, $8,400 and $8,400, respectively, for Mr. Schneiderman; $8,400, $8,400 and $4,864, respectively, for Mr. Tenholder; and $8,400 for 1998 for Mr. Fulk.

<F5>  The amount of salary reported in the table for 1997 for Mr.
      O'Rourke includes $41,532 paid to Mr. O'Rourke by HealthLink, Inc., a wholly owned subsidiary of the Company ("HealthLink"), as salary for that portion of 1997 (January 1-February 18), in which Mr. O'Rourke served as President and Chief Executive Officer of HealthLink prior to becoming President and Chief Executive Officer of the Company. Approximately 50 percent of the remaining amount of salary reported in the table for Mr. O'Rourke in 1998 and 1997 was paid to Mr. O'Rourke as salary for services that he rendered to BCBSMo as its President and Chief Executive Officer. The Company initially paid such amount to Mr. O'Rourke but was reimbursed for

                                    19

      such amount by BCBSMo pursuant to the Administrative Services Agreement. The entire bonus amount for 1997 and 61 percent of the bonus amount for 1998 reported in the table for Mr. O'Rourke was paid to Mr. O'Rourke pursuant to the MIP. The Company initially paid Mr. O'Rourke his MIP bonus but was reimbursed for such amount by BCBSMo pursuant to the Administrative Services Agreement. Compensation earned by Mr. O'Rourke for or with respect to 1996 is not included herein because Mr. O'Rourke was not an executive officer of the Company during that time.

<F6>  Included in this amount for Mr. O'Rourke is $571,610, which was a retention bonus (and interest thereon) payable to Mr. O'Rourke pursuant to an employment contract between Mr. O'Rourke and HealthLink, as amended and restated by an employment contract between Mr. O'Rourke and RightCHOICE (as amended and restated, the "O'Rourke Employment Agreement"). The O'Rourke Employment Agreement, which was authorized and directed by the HealthLink Board of Directors in connection with the sale of HealthLink, provided for an escrow bonus arrangement paid over a two-year term following the sale of HealthLink provided that Mr. O'Rourke was still employed by the Company. This two-year bonus arrangement was created to assure the purchaser of HealthLink (which was acquired by RightCHOICE in August 1995) of the continued employment of Mr. O'Rourke and thereby assure the full value of HealthLink upon its sale. The O'Rourke Employment Agreement, as amended when Mr. O'Rourke became the Chief Executive Officer of RightCHOICE, is discussed in further detail elsewhere in this Proxy Statement under the heading "Employment Agreements."

<F7>  Ms. Van Trease received a $25,000 bonus in 1996 as a result of the significant additional time and effort that she spent in dealing with various litigation matters involving the Company.

<F8>  For 1997, the amount of salary reported in the table for Mr.
      Tenholder includes $55,000 which was paid to Mr. Tenholder as salary for services that he rendered to BCBSMo as its Executive Vice President and Chief Operating Officer. The Company initially paid such amount to Mr. Tenholder but was reimbursed for such amount by BCBSMo pursuant to the Administrative Services Agreement. For 1997, the entire bonus amount reported in the table for Mr. Tenholder was paid to Mr. Tenholder pursuant to the MIP. The Company initially paid Mr. Tenholder such amounts, but was reimbursed for such amount by BCBSMo pursuant to the Administrative Services Agreement. Mr. Tenholder had served as Senior Vice President Client Services and Corporate Support of the Company until October 1, 1997. While Mr. Tenholder continues to be an employee of the Company, Mr. Tenholder is currently the Executive Vice President and Chief Operating Officer of BCBSMo.

<F9>  Mr. Fulk joined the Company on December 29, 1997 and received a signing bonus of $30,000.


OPTION GRANTS

   The following table sets forth information with respect to each of the Named Executives concerning grants of stock options for the year ended December 31, 1998.


                                OPTION/SAR GRANTS IN LAST FISCAL YEAR<F1>
--------------------------------------------------------------------------------------------------------------
                                       Individual Grants
------------------------------------------------------------------------------------------------
         Name                    Number of       Percent of Total    Exercise or    Expiration    Grant Date
                                Securities         Options/SARs      Base Price      Date<F2>    Present Value
                                underlying          Granted To         ($/Sh)                        $<F3>
                               options/SARs     Employees in Fiscal
                                Granted (#)            Year
--------------------------------------------------------------------------------------------------------------
John A. O'Rourke                  34,080               12.4%           $9.6250    January 1, 2008   $209,933
--------------------------------------------------------------------------------------------------------------
Sandra A. Van Trease              20,292                7.4%           $9.6250    January 1, 2008   $124,999
--------------------------------------------------------------------------------------------------------------
Herbert B. Schneiderman           11,048                4.0%           $9.6250    January 1, 2008   $ 68,056
--------------------------------------------------------------------------------------------------------------
Edward J. Tenholder               20,292                7.4%           $9.6250    January 1, 2008   $124,999
--------------------------------------------------------------------------------------------------------------
Michael Fulk                      14,730                5.3%           $9.6250    January 1, 2008   $ 90,737
--------------------------------------------------------------------------------------------------------------

____________________________

<F1>  The Company has not granted any stock appreciation rights.  All options reported in this table were granted by the Company on January 1, 1998.

<F2>  The options are subject to early termination or acceleration in the event of a "Corporate Change" under the Incentive Plan or certain other events identified in the Named Executive's stock option agreement.

<F3>  The dollar value of the stock options has been determined as of
      January 1, 1998, using the Black-Scholes option pricing model, based on the assumptions that (a) the options were granted on January 1, 1998, (the "grant date"), (b) the price for the shares of Class A Common Stock underlying the options on the grant date was $9.6250 per share, (c) the period during which the options are exercisable is 10 years from the grant date, (d) the option exercise price is $9.6250 per share, (e) the dividend yield is zero percent, (f) the "risk free" interest rate is 5.92 percent, the yield on a United States Government Zero Coupon Bond having a 10-year maturity from the grant date, (g) the price volatilities for the shares of Class A Common Stock underlying the options is
      42.90 percent, and (h) the expected term of the options is 10 years from the grant dates.


OPTION/SAR EXERCISES AND HOLDINGS

   The following table sets forth information with respect to each Named Executive concerning the exercise of options during 1998 and unexercised options held as of December 31, 1998.

                           AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                               AND DECEMBER 31, 1998 OPTION/SAR VALUES<F1>
-------------------------------------------------------------------------------------------------------------
                                                        Number of Securities         Value of Unexercised
                                                       Underlying Unexercised            In-the-Money
                                                            Options/SARs                 Options/SARs
                                                      At December 31, 1998 (#)   at December 31, 1998 ($)<F2>
                                                    ---------------------------------------------------------
                                Shares       Value
                              Acquired on  Realized
         Name                 Exercise(#)    ($)     Exercisable  Unexercisable   Exercisable  Unexercisable
-------------------------------------------------------------------------------------------------------------
John A. O'Rourke                  0           $0         8,004        58,835         $2,375       $68,649
-------------------------------------------------------------------------------------------------------------
Sandra A. Van Trease              0           $0        16,476        41,244         $8,397       $47,087
-------------------------------------------------------------------------------------------------------------
Herbert B. Schneiderman           0           $0        12,739        41,527         $6,813       $29,465
-------------------------------------------------------------------------------------------------------------
Edward J. Tenholder               0           $0        33,660        48,597        $15,737       $48,833
-------------------------------------------------------------------------------------------------------------
Michael Fulk                      0           $0         3,334        21,396         $6,460       $40,534
-------------------------------------------------------------------------------------------------------------

_____________________________

<F1>  The Company has not granted any stock appreciation rights.

<F2>  The last reported sale price of the Company's Class A Common Stock reported on the New York Stock Exchange on December 31, 1998, was $11.50 per share. Value is calculated by determining the difference between $11.50 and the option exercise price multiplied by the number of shares of Class A Common Stock underlying the options.


EMPLOYMENT AGREEMENTS

   The Company and Mr. O'Rourke are parties to the O'Rourke
Employment Agreement which provides that Mr. O'Rourke will serve as Chairman and Chief Executive Officer of the Company until he is terminated by the Company or until he resigns. Mr. O'Rourke also serves as President and Chief Executive Officer of BCBSMo pursuant to the O'Rourke Employment Agreement. The O'Rourke Employment Agreement provides Mr. O'Rourke with a base salary, eligibility in the Company's and BCBSMo's employee benefit plans and certain other benefits provided in the same manner and to the same extent as the Company's and BCBSMo's other senior executives.

   The O'Rourke Employment Agreement also provides that Mr. O'Rourke would receive "severance benefits" if he is the subject of an "involuntary termination" or if he terminates his employment for "good reason" (as such terms are defined in the O'Rourke Employment Agreement). Mr. O'Rourke would be required to execute a complete waiver of all claims against the Company, except for claims against the Company to enforce the O'Rourke Employment Agreement, prior to his receipt of any severance benefits. Any severance benefits would be reduced to the extent necessary to ensure that such payments, when added to other benefits provided by the Company, would not constitute an excess parachute payment under Section 280G of the Code. The O'Rourke Employment Agreement also contains a confidentiality agreement, a covenant not to compete and a binding arbitration provision. Approximately 50 percent of the salary paid to Mr. O'Rourke is reimbursed to the Company by BCBSMo pursuant to the Administrative Services Agreement described further herein.

EXECUTIVE SEVERANCE AGREEMENTS

   The Company has previously entered into severance agreements for severance benefits in the event of a termination following a change in control (the "Executive Severance Agreements") with each of its senior vice presidents and senior executives, including the following Named
Executives: Sandra A. Van Trease, Herbert B. Schneiderman and Michael Fulk. In addition, Edward J. Tenholder as Executive Vice President and Chief Operating Officer of BCBSMo has an Executive Severance Agreement. Each Executive Severance Agreement contains a confidentiality agreement and a covenant not to compete. Executives are required to enter into a complete waiver of any claim against the Company prior to their receipt of any Executive Severance Agreement benefits. The Executive Severance Agreements provide for severance benefits in the event of a "change in control" of the Company (as defined in the Executive Severance Agreements). Upon a change in control, severance payments generally will be made if the Company terminates the executive without "cause" or if the executive terminates employment with the Company for "good reason" (as such terms are defined in the Executive Severance Agreements) within two years after the change in control. Severance payments will be equal to the greater of (a) three times the executive's "base pay" and the annual premiums generally paid by the Company for health, dental, vision and life insurance, or (b) two times the executive's "annual compensation" (as such terms are defined in the Severance Agreements), and, in either event, include outplacement benefits, and will generally be payable in 24 or 36 monthly installments. Severance payments would be reduced to the extent necessary to ensure that such payments, when added to other benefits provided by the Company, or BCBSMo, if applicable, would not constitute an excess parachute payment under Section 280G of the Code. As a non-employee executive officer of BCBSMo, the amount that Mr. Tenholder would receive from the Company under an Executive Severance Agreement would be partially reimbursed by BCBSMo pursuant to the Administrative Services Agreement.

OFFICERS' SEVERANCE AGREEMENTS

   The Company has previously entered into standard severance agreements (the "Officer Severance Agreements") with certain of its officers, including the following Named Executives: Sandra A. Van Trease, Herbert B. Schneiderman and Michael Fulk. In addition, Edward J. Tenholder as Executive Vice President and Chief Operating Officer of BCBSMo has an Officer Severance Agreement. Each Officer Severance Agreement contains a covenant not to compete and a confidentiality agreement. Officers are required to enter into a complete waiver of all claims against the Company prior to their receipt of any Officer Severance Agreement benefits. The Officer Severance Agreements provide for severance benefits to officers who are involuntarily terminated for reasons other than "cause," death or disability, or who voluntarily terminate their employment for "proper reason" (as such terms are defined in the Officer Severance Agreements), in the event that the Executive Severance Agreement benefits are not payable. Under the Officer Severance Agreements, officers will receive a severance benefit equal to either one year's "base pay" (as defined in the Officer Severance Agreements), payable in 12 monthly installments, two year's base pay, payable in 24 monthly installments, or three years' base pay, payable in 36 monthly installments. If the officer finds other employment prior to the payment of the last monthly installment, the remaining severance benefit may be paid in a lump sum. In addition, health, dental and life insurance premiums and outplacement services will be provided by the Company for up to 12 months. Severance benefits would be reduced to the extent necessary to ensure that such payments when added to other benefits provided by the Company, or BCBSMo, if applicable, would not constitute excess parachute payments under
Section 280G of the Code. As a non-employee executive officer of BCBSMo, the amount that Mr. Tenholder would receive from the Company under an Officer Severance Agreement would be partially reimbursed by BCBSMo pursuant to the Administrative Services Agreement.

PENSION PLANS

   Eligible employees of the Company participate in a qualified defined benefit pension plan (the "Pension Plan"). The Pension Plan provides for a normal retirement benefit payable in the form of a life annuity equal to 1 percent of final average earnings up to Social Security-covered compensation plus 1.5 percent of final average earnings in excess of Social Security-covered compensation, multiplied by years of credited service up to 30. Credited service for this purpose includes service with other organizations licensed by Blue Cross and Blue Shield Association ("BCBSA"), and pension benefits are offset by pension benefits payable by such other organizations. Normal retirement benefits are payable upon reaching age 65. The Pension Plan provides for subsidized early retirement benefits for employees who terminate their employment with the Company after having obtained age 55 and completion of five or more years of credited service. The subsidies are increased for participants who retire on or after attaining age 62 with 20 years or more of credited service. Employees with 20 or more years of service who retire between the ages of 55 and 61 may draw an unreduced benefit if they defer receipt of the payments until age 62, and those employees with 25 or more years of service may draw a benefit reduced by 4 percent per year for each year that benefits are drawn before age 62. Participants may elect to receive their pension benefits in the form of a joint and survivor annuity, a single life annuity, a 10-year certain life annuity or other optional forms. The Company also maintains a supplemental executive retirement plan (the "SERP") for certain executives, including the Named Executives. The SERP provides for an annual retirement benefit equal to 2.5 percent of final average earnings, multiplied by years of service up to 20, offset by benefits provided under the Pension Plan and certain other qualifying pension plans and annuities.

   The table below shows, based on various levels of final average earnings and years of credited service, the total estimated maximum annual benefits payable in the form of a 10-year certain single life annuity to hypothetical participants at normal retirement age (age 65) under the Pension Plan as supplemented by the SERP. The amounts listed in the table below are not subject to any reduction for Social Security benefits but are subject to offset by any pensions payable under the pension plans of other organizations licensed by BCBSA.

   The years of service recognized under the Pension Plan and the SERP for each of the Named Executives are as follows: Mr. O'Rourke,
3.5 years and 14 years (including Mr. O'Rourke's prior service at HealthLink), respectively; Ms. Van Trease, 4.5 years and 4.5 years, respectively; Mr. Schneiderman, 3.5 years and 3.5 years, respectively; Mr. Tenholder, 23 years and 14 years, respectively; and Mr. Fulk, 1 year and 1 year, respectively. Compensation recognized under the Pension Plan generally includes a participant's base salary (including any portion deferred under the Company's qualified deferred benefit plans), annual bonus compensation and payouts received under the Company's long-term incentive plans, subject to maximum limits on compensation imposed under the Code. The same compensation, plus amounts deferred under the Executive Deferred Compensation Plan, is recognized under the SERP, but without such maximum limits. Retirement benefits are calculated based upon the average of a participant's five highest consecutive years of compensation of the most recent 10 years of credited service. Under this formula, the final average earnings under the SERP (before applying the maximum limits under the Code) for each of the Named Executives as of December 31, 1998, are as follows: John A. O'Rourke, $455,285; Sandra A. Van Trease, $195,396; Herbert B. Schneiderman, $207,918; Edward J. Tenholder, $266,935 and Michael Fulk, $237,365. The estimated annual benefit for representative years of credited service can be determined by reference in the table to the level of final average earnings and the recognized years of service for each of the Named Executives.


                                ESTIMATED ANNUAL BENEFIT FOR REPRESENTATIVE
                                          YEARS OF CREDITED SERVICE
              ------------------------------------------------------------------
Final Average
Earnings         15             20             25            30            35
--------      --------       --------       --------      --------      --------
$150,000      $ 52,065       $ 69,420       $ 69,420      $ 69,420      $ 69,420
$200,000      $ 69,420       $ 92,560       $ 92,560      $ 92,560      $ 92,560
$225,000      $ 78,098       $104,130       $104,130      $104,130      $104,130
$250,000      $ 86,775       $115,700       $115,700      $115,700      $115,700
$300,000      $104,130       $138,840       $138,840      $138,840      $138,840
$400,000      $138,840       $185,120       $185,120      $185,120      $185,120
$450,000      $156,195       $208,260       $208,260      $208,260      $208,260
$500,000      $173,550       $231,400       $231,400      $231,400      $231,400
$550,000      $190,905       $254,540       $254,540      $254,540      $254,540
$600,000      $208,260       $277,680       $277,680      $277,680      $277,680


EQUITY INCENTIVE PLAN

   The Company's 1994 Equity Incentive Plan, described under Item III above, provides for the grant of options to purchase, and awards of, the Company's Class A Common Stock to officers and certain other employees of the Company. The purpose of the Equity Incentive Plan is to assist the Company in attracting, retaining and motivating officers and other key employees.

BCBSMo SUPPLEMENTAL INCOME PLAN

   In 1991, BCBSMo adopted a supplemental income plan (the "BCBSMo Supplemental Income Plan") covering certain former executives and other employees of BCBSMo who were employed by the Company, including
Edward J. Tenholder, a Named Executive. Bonuses under the BCBSMo Supplemental Income Plan were intended to provide incentive for these employees to improve BCBSMo's financial and operational status and to remain with BCBSMo. Amounts payable under the BCBSMo Supplemental Income Plan are the responsibility of BCBSMo.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

   The Compensation Committee of the Board of Directors has general responsibility for recommending to the Board of Directors the compensation and benefits of the Company's executive officers. The Compensation Committee also has the power and authority vested in the Board of Directors by any benefit plan of the Company. In addition, the Compensation Committee makes recommendations to the Board of Directors with regard to the compensation of the Board and its committees, other than the Compensation Committee. The following report describes the Company's compensation policy and program applicable to the Company's executive officers during 1998.

   COMPENSATION POLICY

   The Company's executive compensation policy has three basic goals:
(1) to attract and retain qualified individuals who provide the skills and leadership necessary to enable the Company to achieve both short-term and long-term financial, operational and strategic objectives;
(2) to provide performance-based incentives that motivate executive officers to achieve Company and individual performance objectives; and
(3) to create a mutuality of interest between the Company's executive officers and shareholders through a compensation structure that directly links executive compensation and shareholder return.

   The Compensation Committee's responsibilities to the Company include not only the design of the compensation policy, but also periodic review of its fairness and competitiveness -- from both a national and local perspective. In performing its duties, the Compensation Committee periodically engages the services of a national, independent consulting firm to provide competitive data and analysis of the Company's executive compensation program based upon, among other things, the level and structure of compensation paid to similarly situated executive officers employed by comparable companies in the managed health care industry (the "Comparable Companies"). The Committee also considers the market conditions known as a result of recruiting efforts for executives. The information provided by the independent consultant, the Committee's knowledge of market conditions as well as considerations regarding the performance of individuals in key executive positions were used as a basis in determining the executive officer compensation arrangements for 1998.

   In establishing the compensation arrangements for the executive officers during 1998, the Compensation Committee also was particularly mindful of the changes in executive management that took place during 1997 and into 1998, and the challenges faced by the Company and its executives in the short and long term.

   COMPENSATION PROGRAM AND COMPONENTS

   The principal components of the compensation program for executive officers in 1998 were base salaries, annual incentive bonuses and stock options. The separate components were designed to advance both the short- and long-term interests of the Company's shareholders by placing a significant portion of the executives' compensation at risk as described below. The following discussion summarizes each component of the executive compensation program and the review process used by the Compensation Committee in administering the compensation program.

   Base Salary. The base salaries of the Company's executive officers, including the Named Executives, are reviewed annually. In establishing base salaries for 1998, the salary structure created in prior years was utilized -- which is based upon salary grades, salary midpoints, and salary ranges. The base salary levels for executive officers of the Company, other than the Chief Executive Officer, were recommended by management of the Company and approved by the Compensation Committee based upon several factors, including (i) a review of "salary midpoints" for each of the executive officers previously provided by the independent consultant based upon an analysis of the salary midpoints of similarly situated executives at the Comparable Companies (as adjusted to reflect the differing sizes of the Comparable Companies vis-a-vis the Company) (the "Salary Midpoints"),
(ii) an analysis of the current market salary levels for similarly situated executives at the Comparable Companies developed by the independent consultant, (iii) market information made known to the Committee in their recruiting efforts to fill certain key manager positions within the Company, (iv) individual performance and contributions, special assignments and responsibilities, levels of responsibility, prior experience and knowledge (and, for new hires, previous compensation levels and expected responsibilities with the Company), and (v) challenges faced by the Company in the short and long term.

   Mr. O'Rourke was named Chairman and Chief Executive Officer of the Company on February 19, 1997. Mr. O'Rourke had previously served as the President and Chief Executive Officer of HealthLink. Mr. O'Rourke also was named Chief Executive Officer of BCBSMo, which owns all of the Company's Class B Common Stock (representing 97.6 percent of the Company's total voting power). In connection with the assumption of his new duties, Mr. O'Rourke, who previously had an Employment Agreement with HealthLink, and the Company entered into an amended Employment Agreement (the "O'Rourke Employment Agreement") described elsewhere herein. Mr. O'Rourke's base salary (which was paid by the Company and approximately 50 percent of which was reimbursed by BCBSMo pursuant to the Administrative Services Agreement) was established using the same methodology and criteria described in the preceding paragraph for the other executive officers, except that the determination was made by the Compensation Committee. At a meeting of the Compensation Committee held on December 22, 1997, Mr. O'Rourke's compensation was reviewed and adjusted to more closely match the compensation paid to the Chairmen and Chief Executive Officers of the Comparable Companies. In consideration of, among other things, the fact that Mr. O'Rourke's base salary was approximately 20 percent below the average base salary of the Chief Executive Officers of the Comparable Companies (as adjusted to reflect the differing sizes of the Comparable Companies vis-a-vis the Company) and in consideration of his dual role as Chief Executive Officer of both the Company and BCBSMo, the Compensation Committee determined to increase Mr. O'Rourke's base salary by $50,000 to $375,000, effective January 1, 1998. In 1998, the
Compensation Committee further considered Mr. O'Rourke's performance and contributions and determined to increase Mr. O'Rourke's base salary to $400,000 effective January 1, 1999.

   Annual Incentive Bonus. The Compensation Committee believes that annual bonus opportunities allow the Company to motivate executive officers to achieve specific corporate goals that are of primary importance to the Company during a particular year. The Company's executive officers, including the Named Executives, are eligible to receive annual incentive bonus awards under the Alliance Blue Cross Blue Shield Incentive Plan (the "AIP"). The AIP bonus levels for the executive officers were established for 1998 based upon the bonus levels, as a percentage of salary, paid by the Comparable Companies (as adjusted to reflect the differing sizes of the Comparable Companies vis-a-vis the Company) as determined by the independent consultant. Seventy-five percent of an executive's potential bonus under the AIP is based upon the achievement by the Company of pre-determined operating income goals and the remaining 25 percent of an executive's potential bonus under the AIP is based upon his or her achievement of pre-determined individual goals. The portion of the AIP bonus attributable to individual performance is payable only if the pre-determined operating income goal for the Company is attained.
The Company exceeded its net income goal for 1998, and, therefore, the senior executive officers of the Company received a bonus under the AIP for 1998.

   Mr. O'Rourke participated in the AIP and the BCBSMo Management Incentive Plan (the "MIP") during 1998. The MIP is similar to the AIP except that the AIP is only available to employees of the Company and is based upon the Company's net income excluding one-time charges such as relocation expenses, whereas the MIP is available to employees of BCBSMo and to employees of the Company who perform duties for BCBSMo pursuant to the Administrative Services Agreement described elsewhere herein and is based upon BCBSMo's operating profit/loss excluding investment income, extraordinary income/expense and taxes on income. The Company's operating income for 1998 exceeded the 1998 AIP target, and, therefore, the Company made a bonus payment thereunder to Mr. O'Rourke. In addition, Mr. O'Rourke received a bonus of $139,219 in 1998 under the MIP based upon BCBSMo's overall corporate performance as measured by BCBSMo's 1998 operating profit/loss excluding investment income, extraordinary income/expense and taxes on income and attaining certain individual performance goals.

   Stock Options. The Compensation Committee believes that stock options provide executive officers the opportunity to acquire an equity interest in the Company and to share in the appreciation of the stock's value -- thereby aligning their interests with those of the shareholders. The Company's executive officers, including the Named Executives, are eligible to receive stock option grants under the Company's 1994 Equity Incentive Plan. In establishing the appropriate proportion of total compensation to be provided by long-term incentives, and thus the number of shares to be covered by stock option grants, the Compensation Committee used a percentage of the salary midpoint for particular executive levels as the principal determining factor.
Individual grant sizes were determined using the Black-Scholes pricing model and were designed to compare with the level of long-term incentive compensation provided by the Comparable Companies to similarly situated executive officers. The Compensation Committee, in granting stock options, also took into consideration each executive officer's position with the Company and his or her overall performance and level of responsibility.


                  Compensation Committee:

                   Ronald G. Evens, M.D.
      Earle H. Harbison, Jr.          Gloria W. White

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   As discussed above under "Compensation Committee Report," the Compensation Committee has general responsibility for recommending to the Board of Directors the compensation and benefits of the Company's executive officers. During 1998, the members of the Compensation Committee were Mr. Harbison, Jr., Mrs. White and Dr. Evens. During 1998, no member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries, and no member of the Compensation Committee was formerly an officer of the Company or any of its subsidiaries.

                    COMPANY PERFORMANCE

   The following performance graph] shows a comparison of cumulative total returns for the Company, the Standard & Poor's 500 Stock Index and an index of companies selected by the Company for the period from August 1, 1994, (the date that RightCHOICE's Class A Common Stock began trading on the New York Stock Exchange) through December 31, 1998.

   The cumulative total return on investment for the Company, the Standard & Poor's 500 Stock Index and an index of peer companies is based on the stock price or index at August 1, 1994. The performance graph assumes that the value of an investment in the Company's Class A Common Stock and each index was $100 at August 1, 1994, and that all dividends were reinvested. The information presented in the performance graph is historical in nature and is not intended to represent or guarantee future returns.

   The performance graph compares the performance of the Company with that of the Standard & Poor's 500 Stock Index and an index of peer companies. Companies in the peer group index include Coventry Corporation, Humana, Inc., Mid-Atlantic Medical Services, Inc., Oxford Health Plans, Inc., United Healthcare Corporation, American Medical Security Group, Inc. (formerly United Wisconsin Services, Inc.) and Wellpoint Health Networks, Inc. Prior to this Proxy Statement, the Company also included Physicians Health Services, Inc. in the peer group index, but, because Physicians Health Services, Inc. was acquired by another company in 1998, Physicians Health Services, Inc. has been omitted from the peer group index for this Proxy Statement and all points on the performance graph have been adjusted accordingly. During 1998, United Wisconsin Services, Inc. changed its name to American Medical Security Group, Inc. ("AMSG"). In September 1998, AMSG spun off its managed care companies and specialty business through a new corporation now named United Wisconsin Services, Inc. ("Newco"). AMSG, but not Newco, is not included in the peer group index. RightCHOICE believes that the peer group index provides a representative group of companies in the managed health care industry.

           COMPARISON OF CUMULATIVE TOTAL RETURNS
        (RIGHTCHOISE, S&P 500 AND PEER GROUP INDEX)





                        [GRAPH]

                  August 1, 1994   December 30, 1994  December 29, 1995  December 31, 1996  December 31, 1997  December 31, 1998
RightCHOICE           100.00             127.27             118.18              96.59              87.50             104.54
S&P 500 Stock         100.00             101.54             139.70             171.77             229.08             294.55
Peer Group Index      100.00             107.65             140.65             113.81             105.24             110.53



           OWNERSHIP OF RIGHTCHOICE CAPITAL STOCK

OWNERSHIP OF MANAGEMENT

   The following table sets forth certain information as of December 31, 1998, regarding the beneficial ownership of RightCHOICE Class A Common Stock and RightCHOICE Class B Common Stock by each director of the Company, by each Named Executive and by all directors and executive officers of the Company as a group. All information with respect to beneficial ownership has been furnished by the respective directors and officers, as the case may be.


                                 AMOUNT AND NATURE OF           PERCENTAGE OF SHARES
         NAME                  BENEFICIAL OWNERSHIP <F1>           OUTSTANDING<F1>
         ----                 ---------------------------      ----------------------
                              Class A             Class B      Class A        Class B
                              -------             -------      -------        -------
Earle H. Harbison, Jr.          5,500                0           <F*>            0
Roger B. Porter, Ph.D.          4,000                0           <F*>            0
Gloria W. White                 4,702                0           <F*>            0
Ronald G. Evens, M.D.<F2>       8,000                0           <F*>            0
William H. T. Bush              5,000                0           <F*>            0
John A. O'Rourke               42,117                0           <F*>            0
Norman J. Tice<F3>              9,150                0           <F*>            0
Sandra A. Van Trease           39,443                0           <F*>            0
Herbert B. Schneiderman<F4>    39,996                0           <F*>            0
Edward J. Tenholder            61,161                0           <F*>            0
Michael Fulk                    8,243                0           <F*>            0
All directors and executive
officers as a group
(15 persons)                  289,969                0           7.3%            0

___________________
<F*>    Less than 1 percent.



                                    29


<F1>  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission that generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities and includes, among other things, securities that an individual has the right to acquire within 60 days through the exercise of any option. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Percentage ownership calculations are based on 3,710,426 shares of Class A Common Stock outstanding and 14,962,500 shares of Class B Common Stock outstanding plus 262,557 shares of Class A Common Stock of which beneficial ownership may be acquired pursuant to stock options that are exercisable or that will become exercisable within 60 days.

      The number of shares listed for each of Messrs. Harbison, Jr., Porter, Evens, Bush and Tice includes 4,000 shares of the Company's Class A Common Stock that may be acquired pursuant to vested stock options. The number of shares listed for Mrs. White includes 4,667 shares of the Company's Class A Common Stock that may be acquired pursuant to the vested stock options. The number of shares listed for Messrs. O'Rourke, Schneiderman, Tenholder and Fulk and Ms. Van Trease includes the number of shares that may be acquired pursuant to vested stock options at December 31, 1998, listed in the table under the heading "Option/SAR Exercises and Holdings" and an additional 28,113 shares for Mr. O'Rourke, 19,408 shares for Ms. Van Trease, 25,758 shares for Mr. Schneiderman, 25,502 shares for Mr. Tenholder and 8,243 shares for Mr. Fulk which are acquirable pursuant to stock options which vested on January 1, 1999. The number of shares listed for Ms. Van Trease includes 729 shares of common stock beneficially owned through the Company's 401(k) Plan, and the total of all directors and executives officers as a group includes 2,265 shares of common stock beneficially owned through the Company's 401(k) Plan.

<F2>  Includes 3,000 shares owned of record by Dr. Evens and 1,000 shares owned of record by Dr. Evens' wife. Dr. Evens and his wife share voting and investment power with respect to these 4,000 shares.

<F3>  Includes 2,150 shares owned of record by Mr. Tice's wife as trustee of a trust established for her benefit. Mr. Tice and his wife share voting and investment power with respect to 2,150 shares. This also includes 2,000 shares beneficially owned solely by Mr. Tice.

<F4>  All shares are held by a trust for the benefit of Mr.
      Schneiderman.


OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

   The following table sets forth certain information as of December 31, 1998, regarding the beneficial ownership of RightCHOICE Class A Common Stock and RightCHOICE Class B Common Stock by each person known by the Board of Directors to own beneficially more than 5 percent of either class of the Company's capital stock.


       NAME AND ADDRESS                 AMOUNT AND NATURE           PERCENTAGE OF
     OF BENEFICIAL OWNER           OF BENEFICIAL OWNERSHIP<F1>   SHARES OUTSTANDING<F1>
     -------------------           ---------------------------   ----------------------
                                       Class A     Class B        Class A     Class B
                                       -------     -------        -------     -------
Blue Cross and Blue Shield              36,740   14,962,500         <F*>        100%
of Missouri <F2>
1831 Chestnut Street
St. Louis, Missouri 63103-2775

Heartland Advisors, Inc. <F3>        1,511,450        0            40.7%          0
790 North Milwaukee Street
Milwaukee, Wisconsin 53202

Dimensional Fund Advisors, Inc. <F4>   215,700        0            5.8%           0
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401


___________________

<F*>  Less than 1 percent.

<F1>  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Percentage ownership calculations are based on 3,710,426 shares of Class A Common Stock outstanding and 14,962,500 shares of Class B Common Stock outstanding.

<F2>  According to information contained in a report on Schedule 13G, dated February 16, 1996, the shares being reported are beneficially owned by BCBSMo.

<F3>  According to information contained in a report on Schedule 13G/A, dated February 5, 1999, the shares being reported are beneficially owned by one or more individual and institutional investors, including Heartland Value Fund (which owned more than 5 percent of the outstanding shares), for which Heartland Advisors, Inc. serves as investment advisor. Heartland Advisors, Inc. has sole voting power with respect to 728,950 shares and sole dispositive power with respect to 1,511,450 shares.

<F4>  According to information contained in a report on Schedule 13G, dated February 12, 1999, the shares being reported are owned by four registered investment companies and certain other investment vehicles for which Dimensional Fund Advisors, Inc. serves as an investment advisor. In its role as investment advisor and investment manager, Dimensional Fund Advisors, Inc. possess both voting and investment power over the shares reported. Dimensional Fund Advisors, Inc. disclaims beneficial ownership of such shares.

                    CERTAIN TRANSACTIONS

   The Company and BCBSMo have entered into an Amended and Restated Administrative Services Agreement (the "Administrative Services Agreement") pursuant to which, among other things, the Company will, upon BCBSMo's request, perform certain functions (as listed in the Administrative Services Agreement) necessary or appropriate for BCBSMo to continue to offer the "retained products" (as defined in the Administrative Services Agreement) and conduct its other business, and BCBSMo will, upon the Company's request, perform certain functions (as listed in the Administrative Services Agreement) as necessary or appropriate to enable the Company to offer its products and conduct its other business. Under the Administrative Services Agreement, the Company and BCBSMo have granted to each other a nonexclusive license to use certain software programs and procedures and have agreed on a formula by which the Company and BCBSMo will pay the cost of services rendered to the other. The Administrative Services Agreement provides that the Chief Executive Officer ("CEO") of BCBSMo is permitted to serve the Company in that capacity and that the Company will pay to the CEO his total compensation and that BCBSMo will reimburse the Company for the portion of the CEO's total compensation, as may be agreed, for time spent on BCBSMo's affairs. Under the Administrative Services Agreement, the Company and BCBSMo have agreed that BCBSMo will reimburse the Company for compensation paid to Company employees for services rendered to BCBSMo. In addition, the Administrative Services Agreement provides that all "confidential information" (as defined in the Administrative Services Agreement) will be kept in confidence.

   The Company and BCBSMo have also entered into an Amended and Restated Tax Allocation Agreement (the "Tax Allocation Agreement") pursuant to which the Company and BCBSMo have elected to file consolidated federal income tax returns. The Tax Allocation Agreement provides that the Company will calculate the federal income tax liability for itself and its subsidiaries as if it were a single taxpayer for federal income tax purposes, subject to certain provisions contained in the Tax Allocation Agreement, and that if the Company is subject to federal income tax liability as a result of such calculation, it will pay such liability to BCBSMo but that if the Company is entitled to a refund of federal income tax as a result of such calculation, the Company will receive such refund from BCBSMo. In January 1998, the Company and BCBSMo amended the Tax Allocation Agreement to provide for an allocation of liability between the Company and BCBSMo for adjustments in income tax liabilities of BCBSMo for periods prior to August 2, 1994 to provide for an allocation of liability between the Company and BCBSMo for adjustments in federal income tax liabilities arising out of consolidated federal income tax returns filed by BCBSMo for periods after August 2, 1994 and to provide for the utilization of the tax reserve transferred by BCBSMo to the Company in August 1994.


                    INDEPENDENT AUDITORS

   As of June 23, 1997, the Company engaged Coopers & Lybrand L.L.P. as its independent accountants for the years ending December 31, 1998 and 1997, thereby replacing Price Waterhouse LLP, the Company's independent accountants for the year ended December 31, 1996. The Company's Audit Committee participated in and approved the decision to change independent accountants.

   The reports of Price Waterhouse LLP on the Company's financial statements for the fiscal year ended December 31, 1996, did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with its audit of the Company's financial statements for the fiscal year ended December 31, 1996, and through June 23, 1997, there have been no disagreements with Price Waterhouse LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Price Waterhouse LLP, would have caused Price Waterhouse LLP to make reference thereto in its report on the financial statements for such year. During the fiscal year ended December 31, 1996, and through June 23,

1997, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K) with Price Waterhouse LLP. During the recent fiscal year ended December 31, 1996, and through June 23, 1997, neither the Company nor anyone on the Company's behalf consulted with Coopers & Lybrand L.L.P. regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and as such no written report was provided to the Company and no oral advice was provided that Coopers & Lybrand L.L.P. concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in
Item 304(a)(1)(v) of Regulation S-K.

   During 1998, Price Waterhouse LLP and Coopers & Lybrand L.L.P.
merged to form PricewaterhouseCoopers LLP. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting. Such representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.


       SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 (the
"Exchange Act") requires RightCHOICE's directors and executive officers and persons who own more than 10 percent of the Company's outstanding Class A Common Stock to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership in RightCHOICE Class A Common Stock and other equity securities. In addition, under Section 16(a), a director, executive officer or 10 percent shareholder who is a trustee and has a pecuniary interest (such interest includes situations where a member of the trustee's immediate family is a beneficiary of the trust) in any holding or transaction in the Company's securities held by the trust, must report the holding or transaction on the trustee's individual form. SEC regulations require directors, executive officers, greater than 10 percent shareholders and reporting trusts to furnish RightCHOICE with copies of all Section 16(a) reports they file.

   To RightCHOICE's knowledge, based solely on review of the copies of such reports furnished to RightCHOICE and written representations that no other reports were required, during the year ended December 31, 1998, all Section 16(a) filing requirements applicable to its directors, executive officers, greater than 10 percent shareholders and reporting trusts were complied with, except that annual statements of beneficial ownership on Form 5 were filed late by Richard S. Smith with respect to transactions involving the purchase of common stock obtained through the Company's Employee Stock Purchase Plan for the years 1995, 1996 and 1998.


               OTHER BUSINESS OF THE MEETING

   The Board of Directors is not aware of, and does not intend to present, any matter for action at the Annual Meeting other than those referred to in this Proxy Statement. If, however, any other matter properly comes before the Annual Meeting, it is intended that the holders of the proxies solicited by the Board of Directors will vote on such matters in their discretion in accordance with their best judgment.

                       ANNUAL REPORT

   RightCHOICE's Annual Report to Shareholders, containing financial statements for the year ended December 31, 1998, is being mailed with this Proxy Statement to all shareholders entitled to vote at the Annual Meeting. Such Annual Report is not to be regarded as proxy solicitation material or as otherwise incorporated by reference herein.

       SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

   It is presently anticipated that the 2000 Annual Meeting of Shareholders will be held on May 9, 2000. Shareholder proposals intended for inclusion in the proxy statement for the 2000 Annual Meeting of Shareholders must be received at the Company's offices, located at 1831 Chestnut Street, St. Louis, Missouri 63103-2275,
Attention: Corporate Secretary, within a reasonable time before the solicitation with respect to the meeting is made, but in no event later than November 26, 1999. Such proposals must comply with the other requirements of the proxy solicitation rules of the SEC. Under the Company's Bylaws, other proposals that are not included in the proxy statement for the 2000 Annual Meeting of Shareholders will be considered untimely and will not be considered at that meeting unless they are received at the Company's offices, located at 1831 Chestnut Street, St. Louis, Missouri 63103-2275, Attention: Corporate Secretary, not later than March 12, 2000. Management proxies will be authorized to exercise discretionary voting authority with respect to any shareholder proposal not included in the Company's Proxy Statement for the 2000 Annual Meeting of Shareholders if (a) the Company receives the requisite notice of such proposal on or before March 12, 2000 and after November 26, 1999, and (b) the conditions set forth in the SEC Rule 14a-4(c)(2)(i)-
(iii) are not satisfied.


                       By Order of the Board of Directors



                       Angela F. Braly
                       Secretary

March 26, 1999
St. Louis, Missouri

                         EXHIBIT A

            CURRENT TEXT OF ARTICLE VI SECTION 3


   Section 3. The members of the Board of directors, other than those who may be elected by the holders of any Preferred Stock or series thereof, shall be divided into three classes (to be designated as Class I, Class II and Class III), as nearly equal in number as the then total number of directors constituting the whole Board permits, with the terms of office of one class expiring each year. Mr. Earle H. Harbison, Jr., and Mr. Roger B. Porter are hereby named as the Class I directors to hold office for a term expiring at the annual meeting of shareholders in 1995 and until their respective successors are duly elected and qualified or until their earlier resignation or removal; Mr. Frederic C. Brussee, Mr. Edward C. Gomes, Jr. and Ronald Gene Evens, M.D. are hereby named as Class II directors to hold office for a term expiring at the annual meeting of shareholders in 1996 and until their respective successors are duly elected and qualified or until their earlier resignation or removal; and Mr. William H. T. Bush, Mr. Roy R. Heimburger and Mr. Norman J. Tice are hereby named as Class III directors to hold for a term expiring at the annual meeting of shareholders in 1997 and until their respective successors are duly elected and qualified or until their earlier resignation or removal. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of shareholders. Subject to the foregoing, at each annual meeting of shareholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting and until their respective successors shall be duly elected and qualified or until their earlier resignation or removal.

                         EXHIBIT B

     TEXT OF PROPOSED AMENDMENT TO ARTICLE VI SECTION 3

   Section 3. The number of directors to constitute the Board of Directors, other than those who may be elected by the holders of any Preferred Stock or series thereof, shall be seven (7); provided, however, that such number may be fixed, from time to time, by, or in the manner provided in, the Bylaws of the Corporation, but shall not be less than three (3), and any such change shall be reported to the Secretary of State of the State of Missouri within thirty (30) calendar days of such change. The directors shall be divided into three classes, to be designated as Class I, Class II and Class III, with the number of directors in each class to be as nearly equal in number as the then total number of directors constituting the whole Board permits and with the terms of office of one class expiring each year. The term of office of the current Class I Directors shall expire at the annual meeting of shareholders in 2001 and when their respective successors are elected and qualified or upon their earlier resignation or removal. The term of office of the current Class II Directors shall expire at the annual meeting of shareholders in 2002 and when their respective successors are elected and qualified or upon their earlier resignation or removal. The term of office of the current Class III Directors shall expire at the annual meeting of shareholders in 2000 and when their respective successors are elected and qualified or upon their earlier resignation or removal. Notwithstanding the forgoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of shareholders. Subject to the foregoing, at each annual meeting of shareholders the successors of the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting and until their respective successors shall be duly elected and qualified or until their earlier resignation or removal.

               RIGHTCHOICE MANAGED CARE, INC.

                 1994 EQUITY INCENTIVE PLAN

                         SECTION 1
                          PURPOSE
                          -------

   The purpose of the RightCHOICE Managed Care, Inc., ("RightCHOICE") 1994 Equity Incentive Plan (the "Plan") is to provide a means whereby RightCHOICE, a Missouri corporation, may attract able persons to remain in or to enter the employ of the Corporation or a Subsidiary and to provide a means whereby those key employees upon whom the responsibilities of the successful administration and management rest, and whose present and potential contributions to the welfare of the Corporation or a Subsidiary are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the long-term welfare of the Corporation. A further purpose of the Plan is to provide such key employees with additional incentive and reward opportunities designed to enhance the profitable growth of the Corporation over the long term. Accordingly, the Plan provides for granting Incentive Stock Options, options which do not constitute Incentive Stock Options, Restricted Stock Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular employees as provided herein.

                         SECTION 2
                        DEFINITIONS
                        -----------

The following definitions shall be applicable during the term of the Plan unless specifically modified by any paragraph:

   (a)  Award means, individually or collectively, any Option, or
        -----
Restricted Stock Award.

   (b)  Board means the board of directors of RightCHOICE.
        -----

   (c)  Change of Control Value means the amount determined in
        -----------------------
Clause (i), (ii) or (iii), whichever is applicable, as follows: (i) the per share price offered to stockholders of the Corporation in any merger, consolidation, sale of assets or dissolution transaction, (ii) the price per share offered to stockholders of the Corporation in any tender offer or exchange offer whereby a Corporate Change takes place or
(iii) if a Corporate Change occurs other than as described in Clause (i) or Clause (ii), the fair market value per share determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of an Option. If the consideration offered to stockholders of the Corporation in any transaction described in this Paragraph or Paragraphs (d) and (e) of Section 9 consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion or the consideration offered which is other than cash.

   (d)  Code means the Internal Revenue Code of 1986, as amended.
        ----
Reference in the Plan to any Section of the Code shall be deemed to include any amendments or successor provisions to such Section and any regulations under such Section.

   (e)  Committee means the Compensation Committee of the
        ---------
Corporation.

   (f)  Common Stock means the class A common stock, $.01 per share
        ------------
par value, of RightCHOICE.

   (g)  Corporation means RightCHOICE.
        -----------

   (h)  Corporate Change means one of the following events: (i) the
        ----------------
merger; consolidation or other reorganization of the Corporation in which the outstanding Common Stock is converted into or exchanged for a different class of securities of the Corporation, a class of securities of any other issuer (except a Subsidiary or Parent Corporation), cash or other property; (ii) the sale, lease or exchange of all or substantially all of the assets of the Corporation to any other corporation or entity (except a Subsidiary or Parent Corporation); (iii) the adoption by the stockholders of the Corporation of a plan of liquidation and dissolution; (iv) the acquisition (other than acquisition pursuant to any other clause of this definition) by any person or entity, including without limitation a "group" as contemplated by Section 13(d)(3) of the Exchange Act, of beneficial ownership, as contemplated by such Section, of more than thirty (30) percent (based on voting power) of the Corporation's outstanding capital stock; or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Corporation before such election shall cease to constitute a majority of the Board. Notwithstanding the provisions of clause (iv) above, a Corporate Change shall not be considered to have occurred upon the acquisition (other than acquisition pursuant to any other clause of the preceding sentence) by any person or entity, including without limitation a "group" as contemplated by Section 13(d)(3) or the Exchange Act, of beneficial ownership, as contemplated by such Section, of more than thirty (30) percent (based on voting power) of the Corporation's outstanding capital stock resulting from a public offering of securities of the Corporation under the Securities Act of 1933, as amended.

   (i)  Exchange Act means the Securities Exchange Act of 1934, as
        ------------
amended.

   (j)  Fair Market Value means, as of any specified date, the
        -----------------
closing price of the Common Stock on the New York Stock Exchange (or, if the Common Stock is not listed on such exchange, such other national securities exchange on which the Common Stock is then listed) on that date, or if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported. If the Common Stock is not then listed on any national securities exchange but is traded over the counter at the time a determination of its Fair Market Value is required to be made hereunder, its Fair Market Value shall be deemed to be equal to the average between the reported high and low sales prices of Common Stock on the most recent date on which Common Stock was publicly traded. If the Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its Fair Marker Value shall be made by the Committee in such manner as it deems appropriate (such determination may be based on the advice of an independent investment banker or appraiser recognized to be expert in making such valuations).

   (k)  Holder means an employee who has been granted an Award.
        ------

   (l)  Incentive Stock Option means an Option within the meaning of
        ----------------------
Section 422 of the Code.

   (m)  Option means an Award granted under Section 7 of the Plan
        ------
and includes both Incentive Stock Options to purchase Common Stock and Options which do not constitute Incentive Stock Options to purchase Common Stock.

   (n)  Option Agreement means a written agreement between the
        ----------------
Corporation and an employee with respect to an Option.

   (o)  Optionee means an employee who has been granted an Option.
        --------

   (p)  Parent Corporation shall have the meaning set forth in
        ------------------
Section 424(e) of the Code.

   (q)  Plan means this RightCHOICE Managed Care, Inc. 1994 Equity
        ----
Incentive Plan.

   (r)  Restricted Stock Award means an Award granted under Section
        ----------------------
8 of the Plan.

   (s)  Rule 16b-3 means Rule 16b-3 of the general Rules and
        ----------
Regulations of the Securities and Exchange Commission under the Exchange Act, as such rule is currently in effect or as hereafter modified or amended.

   (t)  Subsidiary means a company (whether a corporation, partnership,
        ----------
joint venture or other form of entity) in which the Corporation, or a corporation in which the Corporation owns a majority of the shares of capital stock, directly or indirectly, owns an equity interest of fifty
(50) percent or more, except solely with respect to the issuance of Incentive Stock Options the term "Subsidiary" shall have the same meaning as the term "subsidiary corporation" as defined in Section 424(f) of the Code.

                         SECTION 3
          EFFECTIVE DATE AND DURATION OF THE PLAN
          ---------------------------------------

   The Plan shall be effective upon the date of its adoption by the Board, provided the Plan is timely approved by the stockholders of the Corporation. Notwithstanding any provision of the Plan or of any Option Agreement, no Option shall be exercisable prior to such stockholder approval. No further Awards may be granted under the Plan after ten (10) years from the date the Plan is adopted by the Board. Subject to the provisions of Section 10, the Plan shall remain in effect until all Options granted under the Plan have been exercised or have expired by reason of lapse of time and all restrictions imposed upon Restricted Stock Awards have lapsed.

                         SECTION 4
                       ADMINISTRATION
                       --------------

   (a)  Administration of Plan.  The Plan shall be administered by
        ----------------------
the Compensation Committee.

   (b)  Powers. The Committee shall have sole authority, in its
        ------
discretion, to determine which employees of the Corporation and any Subsidiary of the Corporation shall receive an Award, the time or times when such Award shall be made, whether an Incentive Stock Option or nonqualified Option shall be granted, and the number of shares of Common Stock which may be issued under each Option and Restricted Stock Award. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contribution to the success of the Corporation or a Subsidiary and such other factors as the Committee in its discretion shall deem relevant.

   (c)  Additional Powers. The Committee shall have such additional
        -----------------
powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, the Committee is authorized in its sole discretion, exercised in a nondiscriminatory manner, to construe and interpret the Plan and the respective agreements executed thereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the Plan, and to determine the terms, restrictions and provisions of each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in any agreement relating to an Award in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Committee on the matters referred to in this Section 4 shall be conclusive.

                         SECTION 5
        GRANT OF OPTIONS AND RESTRICTED STOCK AWARDS
        --------------------------------------------
                    SUBJECT TO THE PLAN
                    -------------------

   (a)  Award Limits. The Committee may from time to time grant
        ------------
Awards to one or more employees determined by it to be eligible for participation in the Plan in accordance with the provisions of Section
6. The aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 1,500,000 shares, plus any additional shares of Common Stock hereafter authorized by the stockholders of the Corporation. The aggregate number of shares of Common Stock that may be issued to any Holder under the Plan shall not exceed twenty percent (20%) of the aggregate authorized number of shares referred to in the preceding sentence. Any of such shares which remain unissued and which are not subject to outstanding Options or Awards at the termination of the Plan shall cease to be subject to the Plan but, until termination of the Plan, the Corporation shall at all times reserve a sufficient number of shares to meet the requirements of the Plan. Shares shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award. To the extent that an Award lapses or the rights of its Holder terminate, any shares of Common Stock subject to such Award shall again be available for the grant of an Award. The aggregate number of shares which may be issued under the Plan shall be subject to adjustment in the same manner as provided in Section 9 with respect to shares of Common Stock subject to Options then outstanding. Separate stock certificates shall be issued by the Corporation for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option which does not constitute an Incentive Stock Option.

   (b)  Stock Offered. The stock to be offered pursuant to the grant
        -------------
of an Award may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Corporation.

                         SECTION 6
                        ELIGIBILITY
                        -----------

   Awards made pursuant to the Plan may be granted only to individuals who, at the time of grant, are employees of the Corporation or a Subsidiary, in each case at the level of vice president and above, any other employees of the Corporation or a Subsidiary as specifically designated by the Committee, and any employees of the Corporation's Parent Corporation, at the level of executive vice president and above. Awards may not be granted to any member of the Board who is not an employee of the Corporation or a Subsidiary, its Parent Corporation or a Subsidiary or to any member of the Committee. An
Award made pursuant to the Plan may be granted on more than one occasion to the same person, and such Award may include an Incentive Stock Option, an Option which is not an Incentive Stock Option, a Restricted Stock Award, or any combination thereof. Each Award shall be evidenced by a written instrument duly executed by or on behalf of the Corporation.

                         SECTION 7
                        STOCK OPTION
                        ------------

   (a)  Stock Option Agreement. Each Option shall be evidenced by an
        ----------------------
Option Agreement between the Corporation and the Optionee which shall contain such terms and conditions as may be approved by the Committee. The terms and conditions of the respective Option Agreements need not be identical. Notwithstanding the foregoing, each Option Agreement shall provide that the Option may not be exercised earlier than six months from the date of grant and shall specify the effect of termination of employment on the exercisability of the Option. An Option Agreement may provide for the payment of the exercise price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value equal to such exercise price. Pursuant to the terms of an Option Agreement, a Holder shall have the right to appoint any individual or legal entity in writing as his beneficiary under the Plan in the event of his death. In the absence of such appointment, the beneficiary shall be the legal representative of the Holder's estate.

   (b)  Option Period. The term of each Option shall be as specified
        -------------
by the Committee at the date of grant and shall be stated in the Option
Agreement.

   (c)  Limitations on Exercise of Option. An Option shall be
        ---------------------------------
exercisable in whole or in such installments and at such times as determined by the Committee and the applicable term relating to the exercise of the Option shall be stated in the Option Agreement.

   (d)  Special Limitations on Incentive Stock Options. To the
        ----------------------------------------------
extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Corporation (and any Parent Corporation or Subsidiary) exceeds one hundred thousand dollars ($100,000), such excess Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of an Optionee's Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Optionee of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if at the time the Option is granted, such individual owns stock possessing more than ten (10) percent of the total combined voting power of all classes of stock of the Corporation or of its Parent Corporation or a Subsidiary, within the meaning of Section 422(b)(6) of the Code, unless (i) at the time such Option is granted the exercise price is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant.

   (e)  Option Price. The purchase price of Common Stock issued
        ------------
under each Option shall be determined by the Committee and shall be stated in the Option Agreement, but such purchase price shall, in the case of Incentive Stock Options, not be less than the Fair Market Value of Common Stock subject to the Option on the date the Option is granted.

   (f)  Options in Substitution for Stock Options Granted by Other
        ----------------------------------------------------------
Corporations. Options may be granted under the Plan from time to time in
------------
substitution for stock options held by employees of corporations who become, or who became prior to the effective date of the Plan, key employees of the Corporation or of any Subsidiary as a result of a merger or consolidation of the employing corporation with the Corporation, a Parent Corporation or such Subsidiary, or the acquisition by the Corporation, a Parent Corporation or a Subsidiary of all or a portion of the assets of the employing corporation, or the acquisition by the Corporation, a Parent Corporation or a Subsidiary of stock of the employing corporation with the result that such employing corporation becomes a Subsidiary.

                         SECTION 8
                  RESTRICTED STOCK AWARDS
                  -----------------------

   (a)  Restricted Period to be Established by the Committee. At the
        ----------------------------------------------------
time a Restricted Stock Award is made, the Committee shall establish a period of time (the "Restriction Period") applicable to such Award. Each Restricted Stock Award may have a different Restriction Period, in the discretion of the Committee. The Restriction Period applicable to a particular Restricted Stock Award shall not be changed except as permitted by Paragraph (b) of this Section 8 or by Section 9.

   (b)  Other Terms and Conditions. Common Stock awarded pursuant to
        --------------------------
a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Holder of such Restricted Stock Award or, at the option of the Corporation, in the name of a nominee of the Corporation. The Holder shall have the right to receive dividends during the Restriction Period, to vote the Common Stock subject thereto and to enjoy all other stockholder rights, except that: (i) the Holder shall not be entitled to possession of the stock certificate until the Restriction Period shall have expired; (ii) the Holder may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the stock during the Restriction Period; and (iii) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Award shall cause a forfeiture of the Restricted Stock Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of employment (by retirement, disability, death or otherwise) of a Holder prior to expiration of the Restriction Period.

   (c)  Payment for Restricted Stock. A Holder shall not be required
        ----------------------------
to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law and except that the Committee may, in its discretion, charge the Holder an amount in cash not in excess of the par value of the shares of Common Stock issued under the Plan to the Holder.

   (d)  Miscellaneous. Nothing in this Section 8 shall prohibit the
        -------------
exchange of shares issued under the Plan (whether or not then subject to a Restricted Stock Award) pursuant to a plan of reorganization for stock or securities in the Corporation or another corporation a party to the reorganization, but the stock or securities so received for shares then subject to the restrictions of a Restricted Stock Award shall become subject to the restrictions of the Restricted Stock Award. Any shares of stock received as a result of a stock split or stock dividend with respect to shares then subject to a Restricted Stock Award shall also become subject to the restrictions of the Restricted Stock Award.

                         SECTION 9
             RECAPITALIZATION OR REORGANIZATION
             ----------------------------------

   (a) Except as hereinafter otherwise provided Options, Restricted Stock Awards, and any agreements evidencing such Awards shall be subject to adjustment by the Committee at its discretion as to the number and price of shares of Common Stock or other consideration subject to such Awards in the event of changes in the outstanding Common Stock by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any such Awards.

   (b) The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Corporation to make or authorize any adjustment, recapitalization, reorganization or other change in the capital structure of the Corporation, a Parent Corporation or a Subsidiary or their business, any merger or consolidation of the Corporation, a Parent Corporation or a Subsidiary, any issue of debt or equity securities having any priority or preference with respect to or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Corporation, a Parent Corporation or a Subsidiary, or any sale, lease, exchange or other disposition of all or any part of their assets or business or any other corporate act or proceeding.

   (c) The shares with respect to which Options may be granted are shares of Common Stock as presently constituted but if, and whenever, prior to the expiration of an Option theretofore granted, the Corporation shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Corporation, the number of shares of Common Stock with respect to which such Option may thereafter be exercised: (i) in the event of an increase in the number of outstanding shares, shall be proportionately increased and the purchase price per share shall be proportionately reduced; and (ii) in the event of a reduction in the number of outstanding shares, shall be proportionately reduced and the purchase price per share shall be proportionately increased.

   (d) If the Corporation recapitalizes or otherwise changes its capital structure, thereafter, upon any exercise of an Option theretofore granted, the Optionee shall be entitled to purchase under such Option, in lieu of the number of shares of Common Stock as to which such Option shall then be exercisable, the number and class of shares of stock and securities and the cash and other property to which the Optionee would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Optionee had been the holder of such record of the number of shares of Common Stock then covered by such Option.

   (e) In the event of a Corporate Change, unless otherwise deemed to be impractical by the Committee, then no later than: (i) two business days prior to any Corporate Change referenced in Clause (i), (ii), (iii) or (v) of the definition thereof; or (ii) ten business days after any Corporate Change referenced in Clause (iv) of the definition thereof, the Committee, acting in its sole discretion without the consent or approval of any Optionee, shall act to effect one or more alternatives with respect to outstanding Options which acts may vary among individual Optionee and, with respect to acts taken pursuant to Clause (i) above, may be contingent upon effectuation of the Corporate Change.

   Such alternatives shall be: (A) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all unexercised Options and all rights of Optionee thereunder shall terminate; (B) require the mandatory surrender to the Corporation by selected Optionee of some or all of the outstanding Options held by such Optionee (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date (before or after such Corporate Change) specified by the Committee, in which event the Committee shall thereupon cancel such Options and pay to each Optionee an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such Option over the exercise price(s) under such Options for such shares; (C) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options then outstanding); or (D) provide that thereafter upon any exercise of an Option theretofore granted, the Optionee shall be entitled to purchase under such Option, in lieu of the number of shares of Common Stock as to which such Option shall then be exercisable the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the Optionee would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets or plan of liquidation and dissolution if, immediately prior to such merger, consolidation or sale of assets or any distribution in liquidation and dissolution of the Corporation, the

Optionee had been the holder of record of the number of shares of Common Stock then covered by such Option.

   (f) Except as hereinbefore expressly provided, the issuance by the Corporation of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Options theretofore granted or the exercise price per share of Common Stock subject to Options.

   (g) Plan provisions to the contrary notwithstanding, with respect to any Restricted Stock Awards outstanding at the time a Corporate Change occurs, the Committee may, in its sole discretion, provide: (i) for full vesting of all Common Stock awarded to the Holders pursuant to such Restricted Stock Awards as of the date of such Corporate Change; and (ii) that all restrictions applicable to such Restricted Stock Award shall terminate as of such date.


                         SECTION 10
            AMENDMENT OR TERMINATION OF THE PLAN
            ------------------------------------

   The Board in its discretion may terminate the Plan or alter or amend the Plan or any part thereof from time to time; provided that no change in any Award previously granted may be made which would impair the rights of the Holder without the consent of the Holder, and provided further, that the Board may not, without approval of the stockholders of the Corporation, amend the Plan in a manner that requires stockholder approval.

                         SECTION 11
                           OTHER
                           -----

   (a)  No Right to an Award. Neither the adoption of the Plan nor
        --------------------
any action of the Board or of the Committee shall be deemed to give an employee any right to be granted an Option to purchase Common Stock or a right to a Restricted Stock Award or any other rights hereunder except as may be evidenced by an Award or by an Option Agreement duly executed on behalf of the Corporation, and then only to the extent of and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Corporation shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Award.

   (b)  No Employment Rights Conferred. Nothing contained in the
        ------------------------------
Plan or in any Award made hereunder shall: (i) confer upon any employee any right with respect to continuation of employment with the Corporation or any Subsidiary; or (ii) interfere in any way with the right of the Corporation or Subsidiary to terminate his or her employment at any time including but not limited to its ability to exercise its right to terminate the employee "at will".

   (c)  Other Laws; Withholding. The Corporation shall not be
        -----------------------
obligated to issue any Common Stock pursuant to any Award granted under the Plan at any time when the offering of the shares covered by such Award has not been registered under the Securities Act of 1933 and such other state and federal laws, rules or regulations as the Corporation or the Committee deems applicable and, in the opinion of legal counsel for the Corporation, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Corporation shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments necessary to enable it to satisfy its withholding obligations. The Committee may permit the Holder of an Award to elect to surrender, or authorize the Corporation to withhold, shares of Common Stock (valued at their Fair Market Value on the date of surrender or withholding of such shares) in satisfaction of the Corporation's withholding obligation, subject to such restrictions as the Committee deems necessary to satisfy the requirements of Rule 16b-3.

   (d)  No Restriction of Corporate Action. Nothing contained in the
        ----------------------------------
Plan shall be construed to prevent the Corporation or any Parent Corporation or Subsidiary from taking any corporate action which is deemed by the Corporation or such Parent Corporation or Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No employee, beneficiary or other person shall have any claim against the Corporation or any Parent Corporation or Subsidiary as a result of such action.

   (e)  Restrictions on Transfer.  Awards may not be sold, pledged,
        ------------------------
assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, or in the case of Options which do not constitute Incentive Stock Options, pursuant to the terms of a "qualified domestic relations order" (within the meaning of Section 414(p) of the Code and the regulations and rulings thereunder); provided, however, that the Committee may grant Options which do not constitute Incentive Stock Options that are transferable, without payment of consideration, to (i) revocable trusts for the benefit of immediate family members which qualify as grantor trusts for federal income tax purposes, (ii) immediate family members, (iii) partnerships whose only partners are immediate family members and/or organizations described in Section 170(c) of the Code, or (iv) an intermediary that by written agreement is required to exercise the Options which do not constitute Incentive Stock Options on behalf of organizations described in Section 170(c) of the Code. The transferee of transferable Options which do not constitute Incentive Stock Options is subject to all conditions applicable to the transferable Options which do not constitute Incentive Stock Options prior to their transfer. The term "immediate family" shall mean the Optionee's spouse, parents, children, stepchildren, adoptive children, sisters, brothers and grandchildren

(and, for this purposes, shall also include the Optionee). The Option Agreement or other written instrument evidencing an Award shall specify the effect of the death of the Holder on the Award."

   (f)  Rule 16b-3.  It is intended that the Plan and any grant of
        ----------
an Award made to a person subject to Section 16 of the Exchange Act meet all of the requirements of Rule 16b-3. If any provisions of the Plan or any such Award would disqualify the Plan or such Award hereunder, or would otherwise not comply with Rule 16b-3, such provision or Award shall be construed or deemed amended to conform to Rule 16b-3.

   (g)  Governing Law. This Plan shall be construed in accordance
        -------------
with the laws of the State of Missouri and all applicable federal law.

=========================================================================
                      RIGHTCHOICE MANAGED CARE, INC.
     DRAFT PROXY CARD (8 1/2 X 11 STOCK) FOR MAY 1999 ANNUAL MEETING
=========================================================================


SIDE 1


                             (INSERT MAP)


      If you are planning to attend the RightCHOICE Managed Care, Inc. Annual Meeting, please bring this ticket with you as your admittance.








                      (DETACH PROXY FORM HERE)

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                PROXY
   1999 ANNUAL MEETING OF SHAREHOLDERS OF RIGHTCHOICE MANAGED CARE, INC.

     The undersigned hereby appoints Annette Range and Judi Givens, and each of them, each with the power to act alone and with full power of substitution and revocation, as attorneys and proxies of the undersigned to attend the 1999 Annual Meeting of Shareholders of RightCHOICE Managed Care, Inc. ("RightCHOICE") to be held at the principal executive offices of RightCHOICE, located at 1831 Chestnut Street, St. Louis, Missouri, on Tuesday, May 11, 1999, commencing at 10:00 a.m., CDT, and at all adjournments thereof, and to vote all shares of capital stock of RightCHOICE which the undersigned is entitled to vote with respect to the following matters, all as set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement, dated March 26, 1999:

  THE BOARD OF DIRECTORS OF RIGHTCHOICE RECOMMENDS A VOTE "FOR" EACH ITEM.

Item 1: Election of three Class II directors to hold office for a term expiring at the 2002 annual meeting of shareholders.
        / / FOR all nominees listed below    / / WITHHOLD AUTHORITY to
        (except as marked to the contrary)       vote for all nominees
                                                 listed below
          NOMINEES:  Ronald G. Evens, M.D.; John A. O'Rourke;
                        Roger B. Porter, Ph.D.
  Instruction:  To withhold authority to vote for any individual nominee, write that nominee's name in this space:

  _______________________________________________________________________


Item 2:  Proposal to amend Article VI Section 3 of RightCHOICE's
Articles of Incorporation, as described in the accompanying Proxy
Statement.
         / / FOR          / / AGAINST         / / ABSTAIN

Item 3: Proposal to amend RightCHOICE's 1994 Equity Incentive Plan to increase by 500,000 the total number of shares of RightCHOICE Class A Common Stock that may be issued under the Plan, as described in the accompanying Proxy Statement.

         / / FOR          / / AGAINST         / / ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as properly may come before the Annual Meeting.

=========================================================================
                     RIGHTCHOICE MANAGED CARE, INC.
    DRAFT PROXY CARD (8 1/2 X 11 STOCK) FOR MAY 1999 ANNUAL MEETING
=========================================================================


SIDE 2














                        (DETACH PROXY FORM HERE)

     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEM 1, ITEM 2 AND ITEM 3.




                        Date:________________________________, 1999


                        ___________________________________________
                        Signature

                        ___________________________________________
                        Signature (if held jointly)


                        Please sign exactly as name appears hereon.
                        When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE
                 ENCLOSED POSTAGE PREPAID ENVELOPE.

                    APPENDIX

     Page 29 of the printed proxy statement contains a Comparison of Cumulative Total Returns Graph. The information plotted in the graph has been presented in a tabular format that may be processed by the EDGAR system.